UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

PARAMOUNT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
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2023 | Paramount Group Proxy Statement & Notice of Meeting

PARAMOUNT
GROUP

PARAMOUNT GROUP

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 18, 2023	Place:	The Whitby Hotel, 18 West 56th Street, New York, New York

Time:	10:00 a.m., Eastern Time	Record Date:	You may vote if you were a stockholder of record as of the close of business on March 28, 2023.

To Our Fellow Stockholders,

On behalf of the entire Board of Directors (the “Board”) of Paramount Group, Inc. (NYSE: PGRE), we are pleased to present you with our 2023 Proxy Statement, and we invite you to attend our annual meeting of stockholders.

Items of Business:

1.	To elect the ten director nominees named in the proxy statement, each to serve on our Board for a one-year term and until their respective successors are duly elected and qualified.
2.	To hold an advisory vote on named executive officer compensation.
3.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
4.	To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof.

Proxy Voting

If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the proxy statement. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided.

If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 18, 2023.

The proxy statement and our 2022 Annual Report to stockholders are available at http://www.proxyvote.com.

Senior Vice President, General Counsel and Secretary
By Order of our Board of Directors, Gage Johnson Senior Vice President, General Counsel and Secretary New York, New York April 6, 2023

TABLE OF CONTENTS

1	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
1	Who is entitled to vote at the annual meeting?
1	What is the purpose of the annual meeting?
1	What constitutes a quorum?
2	What vote is required to approve each proposal?
2	Can I change my vote after I submit my proxy card?
3	How do I vote?
3	How is my vote counted?
3	How does the Board recommend that I vote on each of the proposals?
4	What other information should I review before voting?
4	Who is soliciting my proxy?
4	Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?
4	How can I change how I receive proxy materials in the future?
5	CORPORATE GOVERNANCE MATTERS
5	Corporate Governance Highlights
5	Stockholder Engagement
9	Corporate Governance Guidelines
9	Environmental, Social and Governance (“ESG”) Commitment
10	Board Overview
11	Board Skills and Experience
11	Board Composition and Attributes
19	Code of Business Conduct and Ethics
19	Communications with the Board
19	Audit Committee Complaint Procedures
20	Director Attendance at Annual Meetings
20	Identification of Director Candidates
21	Proxy Access
21	Annual Elections; Majority Voting
22	Anti-Hedging and Anti-Pledging Policy
22	Forum Selection
22	Minimum Share Ownership Guidelines for Executive Officers and Directors
23	Risk Oversight
24	Director On-Boarding and Continuing Education
25	PROPOSAL 1: ELECTION OF DIRECTORS
26	Information Regarding the Director Nominees
36	EXECUTIVE OFFICERS
39	COMPENSATION DISCUSSION AND ANALYSIS
39	2022 Say-on-Pay Vote
40	2022 Business Highlights
41	2022 Compensation Highlights
41	Process for Determining Executive Compensation
42	Executive Compensation Philosophy
43	Compensation Best Practices
44	Peer Group Benchmarking
46	CEO Pay-for-Performance Alignment
48	Elements of Our Compensation Program
63	Roles of the Compensation Committee, Compensation Consultant and Management
64	Other Compensation Policies and Practices
68	Compensation Committee Report
69	COMPENSATION OF EXECUTIVE OFFICERS
69	Summary Compensation Table
71	2022 Grants of Plan-Based Awards
73	Outstanding Equity Awards at Fiscal Year-End 2022
75	2022 Option Exercises and Stock Vested
76	Employment Agreements
77	Executive Severance Plan
78	Potential Payments Upon Termination or Change in Control
80	PEO Pay Ratio
80	Compensation Committee Interlocks and Insider Participation
81	Pay Versus Performance
86	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
90	PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
91	PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
91	Fee Disclosure
92	Pre-Approval Policies and Procedures of our Audit Committee
93	AUDIT COMMITTEE REPORT
94	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
94	Management Agreements
94	1633 Broadway and 1325 Avenue of the Americas Leases
94	Mannheim Lease
94	HT Consulting GmbH
95	Waiver of Ownership Limit
95	Review and Approval of Future Transactions with Related Persons
96	OTHER MATTERS
96	Solicitation of Proxies
96	Proxy Access
97	Attendance at the Meeting
97	Householding of Proxy Materials
97	Meeting Contingency Plans
97	Other Matters

2023 Proxy Statement | i

PARAMOUNT GROUP, INC.

1633 Broadway, Suite 1801, New York, New York 10019

PROXY STATEMENT

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Paramount Group, Inc., a Maryland corporation, for use at our 2023 annual meeting of stockholders to be held on Thursday, May 18, 2023, at 10:00 a.m., Eastern Time, at the Whitby Hotel, 18 West 56th Street, New York, New York or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours” and the “Company” refer to Paramount Group, Inc., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our stockholders on the internet and the Notice of Internet Availability of Proxy Materials has been mailed to stockholders on or about April 6, 2023.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 28, 2023, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

Proposal 1	FOR each Director nominee
The election of the ten director nominees named in this proxy statement to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;

Proposal 2	FOR
The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement;

Proposal 3	FOR
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 28, 2023, there were 217,211,716 shares of common stock outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

2023 Proxy Statement | 1

QUESTIONS AND ANSWERS ABOUT THE MEETING

What vote is required to approve each proposal?

In respect of Proposal 1, a nominee is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to the Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be affected. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board’s reasons for rejecting the tendered resignation. The policy is described more fully below under the caption “Corporate Governance Matters – Annual Elections; Majority Voting.” Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors.

A majority of votes cast with respect to the proposal is required for approval of each of Proposal 2 and Proposal 3. In respect of Proposal 2 and Proposal 3, abstentions and broker non-votes will have no effect on the votes for these proposals. Furthermore, the vote for Proposal 2 is advisory and not binding on the Board or the Company in any way.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

●	filing a written notice revoking the proxy with our Secretary at our address;
●	properly submitting to us a proxy with a later date; or
●	appearing in person and voting by ballot at the annual meeting.

If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee -- that is, in “street name” -- only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

How do I vote?

INTERNET	TELEPHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You will need the control number included in your Proxy Card.	Dial toll-free 1-800-690-6903. You will need the control number included in your Proxy Card.	Mark, sign and date your Proxy Card and return it in the postage paid envelope provided.	Stockholders who own their shares in street name may vote in person at the Annual Meeting only if they provide a legal proxy, executed in their favor, from the holder of record of their shares.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement, “for” advisory approval of the compensation of our named executive officers, and “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

●	FOR Proposal 1: the election of Albert Behler, Thomas Armbrust, Martin Bussmann, Karin Klein, Peter Linneman, Katharina Otto-Bernstein, Mark Patterson, Hitoshi Saito, Paula Sutter and Greg Wright as directors to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified;
●	FOR Proposal 2: the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement; and
●	FOR Proposal 3: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

2023 Proxy Statement | 3

QUESTIONS AND ANSWERS ABOUT THE MEETING

What other information should I review before voting?

Our 2022 annual report, including our consolidated financial statements for the fiscal year ended December 31, 2022, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2022 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which contains additional information about the Company, on our website at www.pgre.com or by directing your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations. The 2022 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders.

How can I change how I receive proxy materials in the future?

The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, stockholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 16-digit control number on your proxy card to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Highlights

	Stockholder Rights		Structural Protections
✓	Annual Election of All Directors	✓	9 of 10 Director Nominees are Independent
✓	Majority Voting for Directors in Uncontested Elections, with Mandatory Director Resignation Policy	✓	Lead Independent Director
✓	Annual Say-on-Pay Voting	✓	Executive Sessions without Management
✓	No Stockholder Rights Plan (Poison Pill)	✓	Board and Committee Risk Oversight
✓	Proxy Access (3/3/20 up to the greater of 2 Directors or 20% of the Board)	✓	Minimum Share Ownership Guidelines for Directors and Executive Officers
✓	Right to Select Federal Forum in any State to Bring Federal Securities Actions	✓	Code of Business Conduct and Ethics for Directors and Employees
✓	Stockholder Right to Amend Bylaws	✓	Annual Board and Committee Self Evaluations
✓	Policy on Company Political Spending	✓	Anti-Hedging and Anti-Pledging Policies
✓	Frequent and Robust Stockholder Engagement Efforts	✓	Clawback Policy

Stockholder Engagement

The Board and management believe that engaging in stockholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach to issues of importance to investors and continually seek to better understand the views of our investors on key topics affecting our business. Historically, we have done that on a regular basis throughout the year as management engages in communications with our investors to ensure that management and the Board understand and consider the issues that are important to our stockholders. For example, in 2022, in addition to the public question and answer sessions occurring immediately after our four earnings calls, we presented at industry conferences and held non-deal road shows where we met with 98 investors over the course of the year. These investors and analysts heard presentations from our senior management about all aspects of our business including business results and initiatives, strategy, and capital structure (which presentation materials were also made available to our stockholders generally through our filings with the SEC or on the “Investors” section of our website at www.pgre.com). Each quarter, our chairman summarizes these meetings and any feedback received for our Board.

2023 Proxy Statement | 5

CORPORATE GOVERNANCE MATTERS

Beginning in 2021, we also began reaching out to the stewardship teams of many of our larger stockholders to help ensure that we were appropriately engaging on non-economic issues such as those which drive our ESG performance as well. The genesis for this was that at our annual meeting in May 2021, the members of our Nominating and Corporate Governance Committee received significantly lower support than the rest of our Board, including, particularly, Mark Patterson, who at that time was the chairman of that committee and also our lead independent director. In response, the Board directed the Company to specifically engage with stockholders on any issues that may have contributed to this lower support. The charge for us, in a word, was to “listen.”

To this end, starting in fall 2021 and continuing into early 2022, Greg Wright, an independent director and a member of the Nominating and Corporate Governance Committee at that time, on behalf of the Board, worked with our senior management team and investor relations professionals and extended an offer to meet one-on-one with the governance teams of each of our top institutional stockholders based on information publicly available at that time. In these conversations, we discussed our ESG performance in general, and emphasized various governance issues on which the Board had deliberated previously in response to the recommendations from leading proxy advisory firms. As reported in last year’s proxy statement, by February 2022, we had met (or offered to meet) with major investors representing more than half of our outstanding common stock (excluding stockholders represented on, or affiliated with stockholders represented on, our Board) to discuss a variety of topics, including Mr. Patterson’s suitability and performance as a director, Board-level diversity, various bylaw provisions and various ESG matters.

We listened to our stockholders on each of these topics and whatever else was “top of mind” for them, and then shared the feedback received during our outreach process with the Board. As a result, as described in our 2022 proxy statement, we made a number of meaningful changes to various of our corporate governance practices and related disclosures in response to what we learned during these engagements. We provided details for this—“What we heard” and “What we did” in our 2022 proxy statement. The meaningful changes we made in response to stockholder feedback were noted by stockholders and resulted in a material improvement in the voting results for our Nominating and Corporate Governance Committee members at our 2022 annual meeting.

One of the consistent themes we heard during our outreach was that these stewardship-focused meetings should continue on a regular basis, so that we are in a better position to know what is important to our stockholders “real time,” and to address any issues early on, even those we may not be able to accommodate. To that end, in 2022, we again reached out to continue this dialogue with our stockholders, approaching nearly 80% of our stockholder base, excluding only those who would typically not engage and/or whose holdings were less than 0.5% of our outstanding common stock. Mr. Wright once again led these meetings on behalf of our Board, with one exception, where Mr. Patterson participated instead.

We have again summarized in the table below the major topics discussed and our responses.

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CORPORATE GOVERNANCE MATTERS

WHAT WE HEARD	WHAT WE DID
Board Composition and Diversity
●
Nearly all of the stockholders with whom we spoke supported the Board’s decision to re-nominate Mr. Patterson to our Board last year given his relevant background and extensive board and real estate industry experience, as is further evidenced by the level of support he received at our 2022 annual meeting.
●
Stockholders were supportive to hear of the process followed generally when considering director nominees, including the use by our Nominating and Corporate Governance Committee of a background and skills matrix to help ensure an appropriate diversity of skills and thought leadership on our Board. We implemented internal use of this formal matrix, as well as its disclosure in our proxy statement, as a result of our 2021 outreach efforts.
●
Several major stockholders commended us on the recent addition of a racially or ethnically diverse director, Hitoshi Saito.
●
Stockholders also commended us on increasing the gender diversity on our Board with the addition of Paula Sutter, who has skills in the retail and digital development sectors in particular.

●
In this proxy statement, we have continued the supplementation of our standard director biographies with a detailed skills and experience matrix with information about our nominees, including gender, race/ethnicity, and tenure information. See “Corporate Governance Matters—Board Skills and Experience”, and “—Board Composition and Attributes.”
●
We have also provided details about which of our major committees each director serves on and their other major roles. Some of the most notable recent changes springing from our Board refreshment efforts are that:
o
Mr. Bussmann has replaced Mr. Patterson as the chair of our Nominating and Corporate Governance Committee and as our Lead Independent Director, although Mr. Patterson continues as a valued member of our Nominating and Corporate Governance Committee.
o
Mr. Saito joined our Investment and Finance Committee as an alternate member.
o
Ms. Sutter has become a member of our Audit Committee.
o
Mr. Armbrust has replaced Mr. Wright as a member of our Nominating and Corporate Governance Committee.

2023 Proxy Statement | 7

CORPORATE GOVERNANCE MATTERS

WHAT WE HEARD	WHAT WE DID
ESG Matters
●
Stockholders complimented our robust disclosure surrounding our DEI strategy and suggested that we continue to improve on our DEI initiatives.
●
Several stockholders were appreciative that ESG targets were ingrained into executive compensation targets and were pleased with the framework that was outlined in our proxy. One stockholder suggested we should enhance our disclosure surrounding the reasons and considerations that were taken into account prior to selecting the ESG metrics.
●
Stockholders were very supportive of our industry-leading achievements in ESG, specifically with respect to our 100% LEED-certified portfolio and excellent GRESB ratings.
●
While stockholders generally were pleased with our energy emission reduction targets, including water and waste targets, several stockholders urged us to establish a formal net zero commitment at some point in the future.

●
We continued to improve our DEI initiatives. In 2022, 57% of our new hires identified as members of a minority group.
●
In response to stockholder feedback, we enhanced the disclosure surrounding ESG targets and specifically addressed the reasons/considerations that went into selecting the ESG metrics. See “Compensation Discussion and Analysis—Corporate Objective #6” in our 2023 Proxy Statement.
●
We explained to stockholders, the thoughtful and methodical approach we took in establishing emission reduction targets in an effort to avoid “greenwashing” by simply establishing a net zero commitment without a sustainable and measurable path towards decarbonization.
●
We have since conducted several analyses of the cost of reaching net zero at various junctures, and are in the process of considering a formal net zero commitment. Details to follow in our upcoming ESG Report, which will be issued later this year.

We appreciate the time our stockholders spent engaging with us, and the candor of those discussions. Our goal is to continue these types of discussions with our stockholders on a wide range of matters, as they provide valuable feedback and enable us to address stockholder concerns and interests in designing and implementing our programs and practices.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

We are committed to operating our business under strong and accountable corporate governance practices. The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and committees, related person transaction approval and disclosure policy, and stockholder rights plan. Under the Corporate Governance Guidelines, the Company will not adopt a stockholder rights plan unless the Company’s stockholders approve in advance the adoption of a plan or, if adopted by the Board, the Company will submit the stockholder rights plan to its stockholders for a ratification vote within 12 months of adoption or the plan will terminate. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

You are encouraged to visit the “Investors–Corporate Governance” section of our website at www.pgre.com to view or to obtain copies of our committee charters, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy by directing your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations. Additional information relating to the corporate governance of the Company also is included in other sections of this proxy statement.

Environmental, Social and Governance (“ESG”) Commitment

We are dedicated to responsible environmental, social and community stewardship as an essential part of our mission to build a successful business and to shape the communities we serve throughout our portfolio, in addition to our workplace community. To learn more about our ESG initiatives, please visit the “Sustainability” section of our website at www.pgre.com which includes links to our latest Sustainability Report, a list of awards we have achieved as an environmental leader, and other important ESG policies such as our Human Rights Policy, Environmental Policy, Policy on Company Political Spending and Vendor Code of Conduct. The information found on, or otherwise through, our website is not incorporated by reference into, nor does it form a part of, the proxy statement.

Our Sustainability Committee consists of a diverse group of leaders from each department including our Senior Vice President, Energy and Sustainability. The committee is chaired by Gage Johnson, our Senior Vice President, General Counsel and Secretary and operates under a formal charter, reporting on a regular basis to our Audit Committee, which the Board has vested with oversight responsibility for all environmental and social matters, including sustainability, climate change, corporate social responsibility, and health and safety. While our annual Sustainability Report or ESG Report may report on governance matters as well, these are overseen by our Nominating and Corporate Governance Committee.

2023 Proxy Statement | 9

CORPORATE GOVERNANCE MATTERS

Board Overview

The following pages provide information about our Board of Directors, all members of which are standing for re-election at the 2023 Annual Meeting.

	DIRECTOR		COMMITTEES
NAME/AGE/INDEPENDENCE	SINCE	POSITION(S)	AC	COMP	NCG	IFC
Albert Behler, 71	Chairman since 2014	Chairman, Chief Executive Officer and President				C
Thomas Armbrust, 70 Independent	2014	Director			●	●
Martin Bussmann, 71 Independent	2016	Director		●	C
Karin Klein, 51 Independent	2016	Director	●
Peter Linneman, 72 Independent	2014	Director	C	●
Katharina Otto-Bernstein, 58 Independent	2014	Director
Mark Patterson, 62 Independent	2018	Director			●
Hitoshi Saito, 70 Independent	2022	Director
Paula Sutter, 55 Independent	2022	Director	●
Greg Wright, 58 Independent	2020	Director		C

Chair C Member   ●

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CORPORATE GOVERNANCE MATTERS

BOARD SKILLS AND EXPERIENCE

The Board believes that a complementary balance of knowledge, experience and capability will best serve the Company and its stockholders. The table below summarizes the types of experience, qualifications, attributes and skills the Board believes to be desirable because of their particular relevance to the Company's business and structure. While all of these factors were considered by the Board with respect to each director nominee, the following table does not encompass all the experience, qualifications, attributes or skills of our director nominees.

Skills and Experience	Armbrust	Behler	Bussmann	Klein	Linneman	Otto-Bernstein	Patterson	Saito	Sutter	Wright
Company Knowledge	●	●	●	●	●	●	●	●	●	●
Other Public Co. Board Experience	●			●	●		●	●	●
Real Estate Industry Experience	●	●	●	●	●	●	●	●		●
Other Industry Experience		●	●	●		●		●	●
Senior Leadership (as CEO or Business Unit Head)	●	●	●	●	●	●	●	●	●	●
International	●	●	●			●	●	●	●
Human Capital Management			●	●	●		●	●		●
Finance/Capital Allocation/Investment Activity	●	●	●	●	●		●			●
Accounting/Financial Literacy	●	●	●	●	●		●	●	●	●
Marketing/Sales		●	●		●	●			●
Environmental Science/Sustainability		●	●	●	●			●	●
Academia/Education				●	●	●
Risk Management/Legal		●	●
Corporate Governance			●	●	●		●	●	●	●
Technology/Systems				●
Business Ethics	●	●	●	●	●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●
Capital Mkts/Inv. Banking							●			●

BOARD COMPOSITION AND ATTRIBUTES

9 of 10	5.7 YEARS	64 YEARS	30%	10%
INDEPENDENT	AVERAGE	AVERAGE	WOMEN	RACIALLY/
DIRECTORS	TENURE	AGE		ETHNICALLY
				DIVERSE

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CORPORATE GOVERNANCE MATTERS

Board Leadership

Leadership Structure

Our Board currently is comprised of nine independent directors (all of whom are being nominated to stand for re-election at the annual meeting) and one non-independent director. Albert Behler, our Chief Executive Officer and President, serves as Chairman of the Board. Our Board believes that the Company and our stockholders are best served by having Mr. Behler serve as Chairman and Chief Executive Officer. Mr. Behler’s over 30 years of experience leading the Company and its predecessor and significant ownership interest in the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, our Board believes that Mr. Behler’s combined role as an executive officer and the Chairman of our Board promotes unified leadership and direction for our Board and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

Lead Independent Director

To facilitate the role of the independent directors, the Board has determined that it is appropriate for the independent directors to appoint one independent director to serve as Lead Independent Director. The Lead Independent Director is currently Martin Bussmann. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current Board leadership structure is optimal for us because it demonstrates to our employees and other stakeholders that the Company is under strong leadership. In our judgment, the Company, like many companies, has been well-served by this leadership structure.

The Lead Independent Director has the following responsibilities:

●	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors;
●	serving as liaison between the Chairman and the independent directors;
●	approving information sent to our Board;
●	approving Board meeting agendas;
●	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; and
●	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Our Lead Independent Director also has the authority to call meetings of the independent directors. We believe that the Lead Independent Director is an integral part of the Board’s structure that promotes strong, independent oversight of our management and affairs.

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CORPORATE GOVERNANCE MATTERS

Board Committees

The Board held eight meetings during fiscal year 2022, and all directors attended 75% or more of the board of directors meetings and meetings of the committees on which they served during the periods they served. The Board currently has the following four standing committees:

●	Audit Committee,
●	Compensation Committee,
●	Nominating and Corporate Governance Committee; and
●	Investment and Finance Committee.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are composed exclusively of independent directors, in accordance with the New York Stock Exchange (the “NYSE”) listing standards. The principal functions of each committee are briefly described below. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.pgre.com under the “Investors–Corporate Governance” section. Further, we will provide a copy of these charters free of charge to each stockholder upon written request. Requests for copies should be addressed to Gage Johnson, Senior Vice President, General Counsel and Secretary, at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. From time to time, the Board also may create additional committees for such purposes as the Board may determine.

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CORPORATE GOVERNANCE MATTERS

Audit	Members: Peter Linneman (Chair) Karin Klein Paula Sutter	Meetings: 5

The Audit Committee currently consists of Peter Linneman (Chair), Karin Klein and Paula Sutter, each of whom is an independent director. The Board has determined that Dr. Linneman qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards and that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•

our accounting and financial reporting processes;

•

the integrity of our consolidated financial statements;

•

our systems of disclosure controls and procedures and internal control over financial reporting;

•

our compliance with financial, legal and regulatory requirements;

•

the performance of our internal audit function;

•

our overall risk assessment and management (including enterprise risk and cybersecurity); and

•

certain environmental and sustainability matters and issues related to social responsibility.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee Report required by SEC regulations to be included in this proxy statement. Additional information regarding the functions performed by our Audit Committee is set forth in the Audit Committee Report.

The Audit Committee held five meetings during fiscal year 2022.

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CORPORATE GOVERNANCE MATTERS

Compensation	Members: Greg Wright (Chair) Martin Bussmann Peter Linneman	Meetings: 7

The Compensation Committee currently consists of Greg Wright (chair), Martin Bussmann and Peter Linneman, each of whom is an independent director. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•

reviewing and approving the compensation of other senior officers;

•

reviewing our executive compensation policies and plans;

•

implementing and administering our incentive compensation and equity-based plans;

•

assisting management in complying with our proxy statement and annual report disclosure requirements;

•

producing a report on executive compensation to be included in our annual proxy statement; and

•

reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee held seven meetings during fiscal year 2022.

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CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance	Members: Martin Bussmann (Chair) Thomas Armbrust Mark Patterson	Meetings: 4

The Nominating and Corporate Governance Committee currently consists of Martin Bussmann (chair), Thomas Armbrust and Mark Patterson, each of whom is an independent director. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•

identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•

developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•

reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•

recommending to the Board nominees for each committee of the Board that is required by NYSE listing rules;

•

annually facilitating the assessment of the Board’s performance, as required by applicable laws, regulations and the NYSE corporate governance listing standards; and

•

annually reviewing and making recommendations to the Board regarding revisions to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee held four meetings during fiscal year 2022.

Investment and Finance	Members: Albert Behler (Chair) Thomas Armbrust	Meetings: 4

The Investment and Finance Committee currently consists of Albert Behler (chair) and Thomas Armbrust. If Mr. Armbrust is unavailable, Mr. Saito would serve in his place. This committee is responsible for approving certain material acquisitions, dispositions and other investment and financing decisions of the Company.

The Investment and Finance Committee held four meetings during fiscal year 2022.

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CORPORATE GOVERNANCE MATTERS

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors serving on the Board and all directors serving on the Board committees (other than the Investment and Finance Committee) must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management, that each of the following directors has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE: Thomas Armbrust, Martin Bussmann, Karin Klein, Peter Linneman, Katharina Otto-Bernstein, Mark Patterson, Hitoshi Saito, Paula Sutter and Greg Wright. Some of the relationships considered by our board of directors are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions.” For Ms. Otto-Bernstein and Mr. Armbrust, the Board considered the direct and indirect interests of each director in (i) the Company’s real estate funds and the distributions made by those funds, (ii) previously disclosed transactions in connection with the Company’s formation and initial public offering, (iii) a lease of space at 1325 Avenue of Americas and, prior to December 1, 2022, 1633 Broadway, to ParkProperty Capital, LP (“ParkProperty”), (iv) a previously disclosed joint venture with an affiliate of the Company to acquire an interest in 55 Second Street and (v) certain notes entered into in connection with the Company’s formation that were owed by certain executive officers of the Company to ParkProperty, the last of which were paid off during 2022. In addition, the Board considered certain additional transactions and relationships, including (1) for Dr. Linneman, the direct and indirect interests he holds in two of the Company’s real estate funds and the distributions made by those funds, (2) for Dr. Bussmann, a lease of space at 712 Fifth Avenue to a subsidiary of a trust for which Dr. Bussmann was, prior to December 12, 2022, a trustee of the trust and a director of the trust subsidiary, and for which his children remain as beneficiaries, (3) for Mr. Patterson, the prior employment of a member of his immediate family as an intern, (4) for Mr. Wright, his prior relationship with the Company in his former role at Bank of America Merrill Lynch, which was the lead investment bank for the Company’s initial public offering and (5) for Mr. Saito, his prior service as a member of the Advisory Board of the Company’s operating partnership.

Director Compensation

The Board has established a compensation program for our non-employee directors. Our Compensation Committee reviews our director compensation at least annually and makes recommendations to the Board based on its review.

We pay the following fees to our non-employee directors on a quarterly basis, in cash, except as noted below:

●	an annual retainer of $65,000;
●	an additional annual retainer of $50,000 to our Lead Independent Director;
●	an additional annual retainer of $25,000 to our Audit Committee chair, and $15,000 each to the Compensation Committee chair and Nominating and Corporate Governance Committee chair; and
●	an additional annual retainer of $5,000 to each committee member (excluding members of the Investment and Finance Committee).

We will also reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board and committee meetings. No additional compensation is received by the members of our Investment and Finance Committee. Directors of the Company who are also employees receive no additional compensation for their services as directors.

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CORPORATE GOVERNANCE MATTERS

In December 2022, the Board adopted a Non-Employee Director Compensation Plan (the “Director Compensation Plan”) which sets forth the annual cash retainers listed above and the amount and vesting terms of the annual equity grants payable to our non-employee directors. With regard to the annual retainer of $65,000, the Director Compensation Plan also newly provided that each non-employee director may elect, on or before December 31 of each year, to receive such retainer in cash, quarterly in arrears, the following calendar year, or alternatively, a one-time grant of equity (i.e., LTIP units or shares of restricted common stock as indicated below) in lieu of cash, which will be made the following year on December 15, with the number of shares or units being calculated by dividing the amount of the annual cash retainer by the closing market price of the Company’s common stock on the grant date.

In order to encourage our non-employee directors to acquire a significant equity stake in the Company and to align our non-employee directors and stockholders, at each annual stockholder meeting we will grant each of our non-employee directors LTIP units or shares of restricted common stock under our Amended and Restated 2014 Equity Incentive Plan with a value of $120,000 which will vest upon the earlier of the anniversary of the date of the grant or the next annual stockholder meeting.

The following table sets forth information regarding the compensation paid to our non-employee directors during the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Thomas Armbrust	$ 68,125	$ 120,002	$ 188,127
Martin Bussmann	112,500	107,946	220,446
Karin Klein	70,000	107,946	177,946
Peter Linneman	95,000	107,946	202,946
Katharina Otto-Bernstein	65,000	107,946	172,946
Mark Patterson	92,500	107,946	200,446
Hitoshi Saito (2)	41,875	120,002	161,877
Paula Sutter (3)	35,000	-	35,000
Greg Wright	81,875	107,946	189,821
Colin Dyer (4)	26,250	-	26,250

(1)	On May 12, 2022, we granted 13,857 LTIP units to each of Messrs. Bussmann, Linneman, Patterson, and Wright and Mmes. Klein and Otto-Bernstein, and 13,857 shares of restricted stock to Messrs. Armbrust and Saito, under our Amended and Restated 2014 Equity Incentive Plan. Such awards will vest if they remain on our Board until the 2023 annual meeting. Amounts shown reflect the aggregate grant date fair value of LTIP units or shares of restricted stock issued to each director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation—Stock Compensation” (“ASC Topic 718”), disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. As of December 31, 2022, each of Messrs. Bussmann, Linneman, Patterson, and Wright and Mmes. Klein and Otto-Bernstein held 13,857 unvested LTIP units that had been granted by us as director compensation. As of December 31, 2022, Messrs. Armbrust and Saito held 13,857 unvested shares of restricted stock that had been granted by us as director compensation.
(2)	Mr. Saito was elected to serve as a director beginning May 12, 2022, from and after the 2022 annual stockholder meeting.
(3)	Ms. Sutter was appointed to serve as a director on July 26, 2022.
(4)	Mr. Dyer served as director until the 2022 annual stockholder meeting held on May 12, 2022.

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CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
●	compliance with laws, rules and regulations;
●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
●	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or our Nominating and Corporate Governance Committee and will be promptly disclosed as required by law or NYSE regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Communications with the Board

We have a process by which stockholders and other interested parties may communicate with the non-employee directors, both individually and as a group, through the Board’s Lead Independent Director. In cases where stockholders or other interested parties wish to communicate directly with non-employee directors, messages can be sent in writing or by email to: Lead Independent Director, Paramount Group, Inc., c/o Navex Ethics Hotline (“Navex”) using the following link: www.pgre.ethicspoint.com, or any other link to or toll-free number of a third party reporting service approved by the Lead Independent Director from time to time and posted on our website in our Shareholder Communications Policy which can be found in the “Investors/Corporate Governance” section or as may be otherwise appropriately disseminated. Navex acts as agent for the Lead Independent Director in facilitating direct communications to him and any other non-employee directors he requests. Any such communications may be made anonymously.

Audit Committee Complaint Procedures

Our Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chairperson of our Audit Committee, c/o Navex using the following link: www.pgre.ethicspoint.com, or the toll-free number provided in the link, or any other link to or toll-free number of a third party reporting service approved by the Chairperson of the Audit Committee from time to time and posted on our website or otherwise appropriately disseminated. Any such communications may be made anonymously.

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CORPORATE GOVERNANCE MATTERS

Director Attendance at Annual Meetings

We encourage each member of the Board to attend each annual meeting of stockholders. All of our directors who are standing for re-election attended in person or by teleconference the annual meeting of stockholders held on May 12, 2022, except Ms. Sutter, who was not yet a director at that time.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our Nominating and Corporate Governance Committee has adopted a written policy on the criteria and process of identifying and reviewing director candidates.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each director candidate (i) has experience at a strategic or policymaking level in a business, legal, accounting, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, (iii) is well regarded in the community and has a reputation for the highest ethical and moral standards and (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve. In this regard, the committee has considered the skills and experiences of each director candidate as set forth above under “Board Skills and Experience”.

In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee must recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board will be “independent” in accordance with the standards established pursuant to Section 303A of the NYSE Listed Company Manual, (ii) each of its Audit, Compensation and Nominating and Corporate Governance Committees will be comprised entirely of independent directors and (iii) at least one member of the Audit Committee will have accounting or related financial management expertise.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating and Corporate Governance Committee may, but is not required to, consider (i) whether the nominee has direct experience in the real estate industry, particularly in the office real estate industry, or in the markets in which the Company operates, and (ii) whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. In this regard, the Nominating and Corporate Governance Committee’s procedures require it to ensure to the greatest extent practicable that the pool of prospective candidates that it considers to fill any vacancy or additional director position includes one or more female candidates or one or more racially or ethnically diverse candidates if, at such time, the Board is lacking gender diversity or racial/ethnic diversity, respectively.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee.

As previously disclosed, we have entered into a stockholders agreement with Maren Otto, Katharina Otto-Bernstein and Alexander Otto providing these members of the Otto family with the right, collectively, to designate up to three director nominees to our Board. The number of director nominees that these members of the Otto family will have the right to designate may be reduced in the future based on reductions in the percentage of our total outstanding common stock owned by these individuals, their lineal descendants or entities they own or control collectively. Albert Behler, Thomas Armbrust and Katharina Otto-Bernstein have been designated for nomination to our Board pursuant to the stockholders agreement.

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CORPORATE GOVERNANCE MATTERS

Proxy Access

As part of our commitment to corporate governance, in February 2022 we amended our bylaws to adopt a proxy access right for stockholders, pursuant to which a stockholder, or group of no more than 20 stockholders, meeting specified eligibility requirements, may include director nominees in our proxy materials for annual meetings of our stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements:

•	have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock continuously for at least the prior three years;

•

represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control and that such stockholder or group does not presently have such intent; and

•

provide a notice requesting the inclusion of director nominees in our proxy materials and provide other required information to us not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the notice for the preceding year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is more than 30 days from the anniversary date of the prior year’s annual meeting).

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed the greater of two directors or 20% of the number of directors then in office.

The full text of our Sixth Amended and Restated Bylaws, which incorporates these proxy access provisions, was filed as Exhibit 3.1 to a Form 8-K which we filed on July 26, 2022 in connection with a subsequent revision to our bylaws, among other things.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines require the non-management directors serving on the Board to meet at regularly scheduled executive sessions without management participation and to hold an executive session at least once each year with only independent directors present. In accordance with such requirement, our non-management directors and/or our independent directors meet in executive sessions from time to time on such a basis. The executive sessions are chaired by our Lead Independent Director.

Annual Elections; Majority Voting

Each of our directors will be elected by our stockholders to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified. Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in a contested election, directors are elected by a plurality of all of the votes cast in the election of directors, and in an uncontested election, a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in our Board’s decision.

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CORPORATE GOVERNANCE MATTERS

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives currently have pledges with respect to our stock in place. Under our anti-hedging policy no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Forum Selection

We adopted an exclusive forum provision under Article XV of our bylaws at the time of our initial public offering in 2014. Since that time, Maryland has adopted a statute which confirms statutorily the acceptability of such provisions. Section 2-113 of the Maryland General Corporation Law (the “MGCL”), which became effective October 1, 2017, expressly provides that the charter or bylaws of a Maryland corporation may require that an “Internal Corporate Claim” (as defined below) be brought only in courts sitting in one or more jurisdictions specified in the charter or bylaws but must include the state and federal courts sitting in Maryland.

“Internal Corporate Claim” means a claim, including a claim brought by or in the right of a corporation: (a) based on an alleged breach by a director, an officer or a stockholder of a duty owed to the corporation or to the stockholders or breach by a director of a standard of conduct applicable to the director; (b) arising under the MGCL; or (c) arising under the charter or bylaws of the corporation.

Under our bylaws, as these provisions were amended by our Board in February 2021, derivative claims, Internal Corporate Claims, and all actions against the corporation, its directors, officers or employees must be brought in Maryland state court (or Maryland federal court if for some reason the state court does not have jurisdiction), and actions alleging violations of the Securities Act of 1933, as amended, can only be brought in federal, not state, court, but can be brought anywhere in the United States. These provisions apply unless we consent otherwise.

We believe that our forum selection provision in our bylaws balances competing interests fairly, granting our stockholders an opportunity to bring actions in our name or against us, but requiring use of courts which are likely to be most familiar with the issues, thus discouraging forum shopping, preserving our resources and ensuring access to justice in a manner we believe is appropriate. During our recent shareholder outreach discussions, we had an opportunity to discuss this provision with our major shareholders, and we believe that the vast majority of them are supportive of our approach.

Minimum Share Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a value equal to or greater than a multiple (six times, in the case of our Chief Executive Officer, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned performance LTIP units. Each executive officer who was already employed by the Company when the guidelines were adopted in February 2016 was required to achieve the minimum equity investment within five years, by February 23, 2021, and did so. For each officer

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CORPORATE GOVERNANCE MATTERS

subsequently appointed, he or she must achieve the minimum level of equity within five years of the date of such officer’s appointment, and until such time as the executive officer achieves such minimum, he or she must retain 50% of the value of any vested award, net of taxes.

We have also adopted minimum stock ownership guidelines for our independent directors. These guidelines require our directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned performance LTIP units. Each independent director who was serving when the guidelines were adopted was required to achieve the minimum equity investment by February 23, 2021, and did so. Those who were elected after the policy was adopted in February 2016 have five years from the date of their initial election to our Board to attain compliance with the stock ownership requirements.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated oversight of the Company’s risk management process to the Audit Committee. Among its duties, the Audit Committee reviews with management (a) the Company policies with respect to risk assessment and management of risks that may be material to the Company, including cybersecurity and enterprise risk management, (b) the Company’s system of internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements. During a typical quarterly meeting, the Audit Committee will invite one of the Company’s functional department heads (Leasing, Human Resources, Information Technology, Property Management, etc.) to present an overview of their operations, including staffing and risks inherent in each functional area, and how these are managed. In this way, the committee garners a good understanding of how risks arise throughout the business and what management’s mitigation strategies are. Periodically, the Audit Committee will also engage external firms to provide additional diligence and analysis. For example, in 2022, the Audit Committee reviewed a third-party assessment of our cybersecurity program maturity and reported these results to the Board.

The Nominating and Corporate Governance Committee regularly receives memoranda or briefings by legal advisors on topics such as governance trends, and at least annually reviews with the Company’s general counsel and compliance officer, who reports to the Chairman, Chief Executive Officer and President in these roles, the Company’s compliance with legal and regulatory requirements, including its annual training program covering, among other things, the Code of Business Conduct and Ethics, Insider Trading Policy, and the process for employees to file complaints for potential investigation by the legal department or outside advisors, as warranted.

In addition, the Compensation Committee considers the risks to the Company’s stockholders and to achievement of our goals that may be inherent in the Company’s compensation program.

Our other Board committees also consider and address risk as they perform their respective committee responsibilities. For example, the Investment and Finance Committee will regularly consider upcoming debt maturities of the Company and its subsidiaries, and any associated derivatives in place and hedging policies and procedures related thereto. When potential acquisitions, dispositions, or financings within its jurisdiction are presented to the committee, or to the Board, risks inherent in these transactions (e.g., market risk, leasing risk, financing risks, counterparty risks) are explicitly identified so that each risk which can be mitigated can be properly dealt with and appropriate conditions imposed to the consummation of each transaction.

All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

2023 Proxy Statement | 23

CORPORATE GOVERNANCE MATTERS

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for companywide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational and compliance and reporting levels. On an approximately bi-annual basis, this includes requiring selected managers to complete a formal survey of common risk topics that are ranked by potential likelihood and impact, and the most important topics are then further dimensioned by management and assigned to one or more specific senior executives for mitigation and monitoring by the CEO, COO and Audit Committee as needed.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Director On-Boarding and Continuing Education

Pursuant to our Corporate Governance Guidelines, the Board has an orientation and on-boarding program as part of its effort to integrate new directors in their role and familiarize them with the Company. We also provide continuing education for all directors.

For new directors, our orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the Company or industry acquired before joining the Board. Materials provided to new directors include information on the Company’s business plan, financial matters, corporate governance practices, the Code of Business Conduct and Ethics, Insider Trading Policy, and other key policies and practices. New directors are typically already familiar with the members of our Nominating and Corporate Governance Committee, but also meet with the Chairman, Chief Executive Officer and President before their first Board meeting and may also be assigned an existing director as a mentor. New Audit Committee members are provided with orientation materials targeted to that role provided by representatives from our independent registered accounting firm.

For all directors, representatives of management brief the Board regularly on topics designed to provide directors a deeper understanding of various aspects of our business. Continuing director education is provided during portions of Board and committee meetings and other Board discussions. Our focus is on items necessary to enable the Board to consider effectively longer-term strategic issues and topics that address their fiduciary responsibilities. For example, during 2021, the Board received a presentation from our Chief Information and Technology Officer on our cybersecurity protection program and then, as referenced above, the Audit Committee, which has been charged by our Board with overseeing cybersecurity risk, in 2022, reviewed a third-party assessment of our cybersecurity program maturity and reported these results to the Board. In other years, directors have been briefed on the status of the San Francisco real estate market and on capital market activities in the REIT sector.

The Audit Committee devotes time to educating committee members about various operational risk topics as well as new accounting rules and standards, and topics necessary to having a good understanding of our accounting practices and financial statements. The Nominating and Corporate Governance Committee regularly receives memoranda or briefings by legal advisors on topics such as governance trends. All of our directors are invited for tours of our properties, typically in the city where a Board meeting is occurring, or after a new acquisition.

Our Board’s engagement in the Company’s business, such as these on-site visits at our properties, provides it with useful information and perspectives.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of ten members. Each member of the Board is serving for a term of one year and until his or her successor is duly elected and qualified. Their term expires at each annual meeting of stockholders. Our charter and bylaws provide that a majority of the Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL which is one, and unless our bylaws are amended, more than ten.

At the 2023 annual meeting, all of the directors will be elected to serve until the 2024 annual meeting and until their successors are duly elected and qualified. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following to serve as directors:

● Albert Behler	● Peter Linneman	● Paula Sutter
● Thomas Armbrust	● Katharina Otto-Bernstein	● Greg Wright
● Martin Bussmann	● Mark Patterson
● Karin Klein	● Hitoshi Saito

Each of these nominees is a current director of the Company. Ms. Sutter was elected by our Board to fill a vacancy arising in July 2022 when the Board was expanded to ten members. Ms. Sutter was recommended to the Nominating and Corporate Governance Committee to serve as a director by our Chairman. As part of its diligence process, the Nominating and Corporate Governance Committee also hired a nationally acclaimed independent search firm, Korn Ferry, to assist. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select.

Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in an uncontested election a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any incumbent director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance, and any nominee who is not yet a director must receive a majority of votes for his or her election to be effected. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in our Board’s decision.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote “FOR” each of its director nominees.

2023 Proxy Statement | 25

PROPOSAL 1: ELECTION OF DIRECTORS

Information Regarding the Director Nominees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the 2023 annual meeting, based upon information furnished by each director. The biographical information together with the table presented above under “Board Skills and Experience” and “Board Composition and Attributes”, includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position
Albert Behler	71	Chairman, Chief Executive Officer and President
Thomas Armbrust	70	Director
Martin Bussmann	71	Director
Karin Klein	51	Director
Peter Linneman	72	Director
Katharina Otto-Bernstein	58	Director
Mark Patterson	62	Director
Hitoshi Saito	70	Director
Paula Sutter	55	Director
Greg Wright	58	Director

DIRECTOR NOMINEES

ALBERT BEHLER
Director since 2014 Age 71 Chairman, Chief Executive Officer and President; Chair, Investment and Finance Committee

Biography

Mr. Behler has been our Chairman, Chief Executive Officer and President since 2014. Mr. Behler joined our company in October 1991 as President and Chief Executive Officer, where he oversaw all of the acquisitions and dispositions that produced our current portfolio of assets. Prior to joining our Company, Mr. Behler held various leadership positions at Thyssen, a German multinational conglomerate that he joined in 1973. He ran Thyssen Saudia Company, Ltd as Managing Director and was President of Thyssen Rheinstahl in Atlanta, Georgia from 1985 to 1991. In his positions with Thyssen, Mr. Behler was responsible for, among other duties, the acquisition, financing, development and disposition of more than ten million square feet of commercial real estate in various countries. Mr. Behler’s board and association memberships presently include serving as a member of The Real Estate Roundtable, Washington, D.C.; a member of the Board of Governors of the Real Estate Board of New York; a member of the Urban Land Institute, a member of the American Council on Germany’s Business Advisory Committee; and a member of the Board of Directors of Citymeals-on-Wheels. Mr. Behler is also a former member of the Executive Committee of the Greenprint Foundation and the Board of Directors of the ULI Greenprint Center for Building Performance, and a former Chairman of the Association of Foreign Investors in Real Estate (AFIRE).

Qualifications

Mr. Behler studied law at the University of Cologne and graduated from Georgia State University with a Master’s degree in Business Administration.

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PROPOSAL 1: ELECTION OF DIRECTORS

THOMAS ARMBRUST
Director since 2014 Age 70 Chairman of the Supervisory Board, CURA Vermögensverwaltung; Member, Nominating and Corporate Governance Committee, Member, Investment and Finance Committee

Biography

Mr. Armbrust has been a member of our Board since 2014. Mr. Armbrust was the Managing Director of CURA Vermögensverwaltung, a real estate management firm, from 1992 through 2019 and, since January 1, 2020, he has served as chairman of its supervisory board. From 1985 to 1992, Mr. Armbrust was Vice President Tax, Accounting, Reporting and M&A of Gruner & Jahr Publishing Group, Hamburg. Prior to that, Mr. Armbrust held various other finance positions since 1977. Mr. Armbrust served as a member of the supervisory board of Otto Versand, an international retailer until February 29, 2020. He serves as chairman of the supervisory board of ECE Group, an international shopping center manager and developer.

Qualifications

Mr. Armbrust studied national economics and received his Masters of Economics from the University of Mainz. Mr. Armbrust was selected to serve on our Board based on, among other things, his extensive experience in the real estate industry, his background in finance and his extensive knowledge of the Company.

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PROPOSAL 1: ELECTION OF DIRECTORS

MARTIN BUSSMANN
Director since 2016 Age 71
Former Trustee, Mannheim Trust; Lead Independent Director, Chair, Nominating and Corporate Governance Committee, Member, Compensation Committee

Biography

Dr. Bussmann has been a member of our Board since March 2016. Dr. Bussmann served as a director and trustee of the Mannheim Trust in New York from 1998 to December 2022, where he was responsible for the investment and management of its assets in real estate, private equity and financial investments in public equity and fixed income. During that period, he also served as director or manager of a number of the Mannheim Trust portfolio companies, including Mannheim Holdings LLC and Mannheim Real Estate LLC and their subsidiaries. He was a board member of the private Cellwar Holding AG in Switzerland and, after its reorganization, as President of Rhodanie Investment AG before its liquidation. From 1998 to 2005, he was co-trustee of the Marico Trust in New York, and from 1995 to 1998 he was manager of Margna SA/Margna Holding SA, a Luxembourg company that invested in European blue chip stocks. Prior to holding these positions, from 1980 until 1994, Dr. Bussmann spent 15 years in the pharmaceutical and chemical industries in Germany and the United States, at Knoll AG, Abbott Laboratories, BASF AG and BASF Corporation.

Qualifications

Dr. Bussmann received his Dr. juris utriusque degree from Heidelberg University and in 1977 was a Visiting Scholar at Harvard Law School. In 2021-2022 he was a Fellow in the Harvard Advanced Leadership Initiative. Dr. Bussmann was selected to serve on our Board based on, among other things, his extensive background in finance and his senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

KARIN KLEIN
Director since 2016 Age 51
Founding Partner, Bloomberg BETA; Member, Audit Committee

Biography

Ms. Klein has been a member of our Board since March 2016. Ms. Klein has been a founding partner of Bloomberg Beta, a venture capital firm which invests in early stage technology companies that make businesses work better, since 2013. Prior to launching Bloomberg Beta, Ms. Klein led new initiatives at Bloomberg L.P. from 2010 to 2013. Before joining Bloomberg L.P., from 2000 to 2010, Ms. Klein served in various roles at SoftBank, a global company which provides information technology and telecommunication services. Previously, she also held various investing and operating roles at several investment companies and co-founded a children’s education business. Ms. Klein has also served on the board of directors of Regency Centers Corporation since 2019.

Qualifications

Ms. Klein graduated summa cum laude, Phi Beta Kappa, and as a Joseph Wharton Scholar with a Master of Business Administration and a Bachelor of Science from The Wharton School and a Bachelor of Arts from the Annenberg School for Communication at the University of Pennsylvania. Ms. Klein was selected to serve on our Board based on, among other things, her extensive experience in technology-related industries, and her senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

PETER LINNEMAN
Director since 2014 Age 72
Professor Emeritus, The University of Pennsylvania, Wharton School of Business; Chair, Audit Committee, Member, Compensation Committee

Biography

Dr. Linneman has been a member of our Board since 2014. From 1979 to 2011, Dr. Linneman was a Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business and is currently an Emeritus Albert Sussman Professor of Real Estate there. Dr. Linneman is also currently a principal of Linneman Associates, a real estate advisory firm, and a principal of American Land Funds, a private equity firm. Dr. Linneman has served on over 20 public and private company boards, including serving as Chairman of the Board of Rockefeller Center Properties, Inc., a REIT, as a member of the board of trustees of Equity Commonwealth (formerly known as CommonWealth REIT), a publicly-traded REIT, and as a member of the board of directors of Regency Centers Corporation, a publicly-traded REIT. Dr. Linneman is also currently serving as an independent director of AG Mortgage Investment Trust, Inc., a publicly-traded REIT. Dr. Linneman previously served as a director of Equity One, Inc., prior to its merger with Regency Centers Corporation, Bedford Property Investors, Inc., Atrium European Real Estate Ltd, and JER Investors Trust, Inc., a finance company that acquires real estate debt securities and loans.

Qualifications

Dr. Linneman holds both Masters and Doctorate degrees in economics from the University of Chicago and a Bachelor of Arts degree from Ashland University. Dr. Linneman was selected to serve on our Board based on, among other things, his experience over many years in financial and business advisory services and investment activity and his experience as a member of numerous public and private boards, including several real estate companies.

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PROPOSAL 1: ELECTION OF DIRECTORS

KATHARINA OTTO-BERNSTEIN
Director since 2014 Age 58
President, Film Manufacturers Inc.

Biography

Ms. Otto-Bernstein has been a member of our Board since 2014. Ms. Otto-Bernstein is an award winning, Emmy-nominated writer and film maker, who began her career as a journalist. Currently, she is the President of Film Manufacturers Inc., an international production company specializing in the development, production and co-production of high quality fiction and non-fiction motion pictures, as well as selected works for stage and print, a position which she has held since 1992. Ms. Otto-Bernstein is also a principal owner of ECE Group, an international shopping center manager and developer, and a member of the board of directors of CURA Vermögensverwaltung, a real estate management firm. Ms. Otto-Bernstein is the chair of the Dean’s Council of the Columbia University School of the Arts and was awarded the Columbia University Alumni Medal of Achievement in 2009. She is also a member of the board of directors of the Metropolitan Opera and of the International Council of the Guggenheim Museum and served for ten years on the board of the Wildlife Conservation Society.

Qualifications

Ms. Otto-Bernstein received a Bachelor of Arts from Columbia College in philosophy and political science and a Master of Fine Arts in film from Columbia University. Ms. Otto-Bernstein was selected to serve on our Board based on, among other things, her significant ownership interest in the Company and experience in the real estate industry.

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PROPOSAL 1: ELECTION OF DIRECTORS

MARK PATTERSON
Director since 2018 Age 62
President, MRP Holdings LLC; Member, Nominating and Corporate Governance Committee

Biography

Mr. Patterson has been a member of our Board since 2018. Mr. Patterson has, since 2010, been President of MRP Holdings LLC and serves as a real estate consultant and financial advisor. He is also an Advisory Director of Investcorp, Inc. and a Senior Advisor to Rockefeller Capital Management. From August 2010 until January 2015, Mr. Patterson served as Chief Executive Officer of Boomerang Systems, Inc. In August 2015, Boomerang Systems, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Until January of 2009 Mr. Patterson was a Managing Director and the Head of Real Estate Global Principal Investments at Merrill Lynch where he oversaw the real estate principal investing activities of the firm. Mr. Patterson joined Merrill Lynch in April 2005 as the Global Head of Real Estate Investment Banking and in 2006 also became the Co-Head of Global Commercial Real Estate which encompassed real estate investment banking, principal investing and mortgage debt. Prior to joining Merrill Lynch, he served as the Global Head of Real Estate Investment Banking at Citigroup from 1996 until 2005. Mr. Patterson currently serves on the board of directors for UDR, Inc. and Digital Realty Trust, Inc., is the Chairman of the Board of Americold Realty Trust, Inc., and is a former director of GGP, Inc. Throughout his career, Mr. Patterson has been involved in a variety of financing and investing activities spanning virtually all types of real estate in most major global property markets.

Qualifications

Mr. Patterson has a Bachelor of Business Administration degree from the College of William and Mary, and a Master of Business Administration degree from the Darden School of Business at the University of Virginia. He is also a Certified Public Accountant. Our Board selected Mr. Patterson to serve as director because it believes he possesses, among other things, valuable financial and real estate industry expertise, including extensive experience working with public companies in the real estate industry, as well as experience on public company boards, and his senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

HITOSHI SAITO
Director since 2022 Age 70
Former Senior Executive Managing Director and Global Head at Mitsui Fudosan Co. Ltd

Biography

Mr. Saito has been a member of our Board since 2022.

Mr. Saito was the Senior Executive Managing Director and Global Head at Mitsui Fudosan Co., Ltd., the largest publicly traded real estate developer in Japan from 2008 to 2017. Being promoted to a board member in 2011, Mr. Saito had been directly involved in all of the global acquisitions and developments, substantially growing the portfolio to what it is today, including 55 and 50 Hudson Yards in New York as well as the BBC Television Centre in London. After joining Mitsui Fudosan in 1976, he served as CEO of Mitsui Fudosan America from 1998-2002 and Chairman of Mitsui Fudosan America’s Halekulani Corporation and Mitsui Fudosan UK from 2008-2017, before retiring in 2020. Since 2019, Mr. Saito has served as outside director and Chairman of the Advisory Committee of Tokyo Gas Company Ltd. and as Chairman of the Nomination Committee since 2021. He has also been serving as outside director of Globeship Corporation since July 2019. Previously, Mr. Saito was ULI Japan Council‘s Chairman from 2010-2012, and Trustee in Japan from 2010-2016. From 2010-2016, he was a member of Keizai Doyukai (Japan Association of Corporate Executives) and Vice Chairman of China Committee. Mr. Saito also was a member of Keidanren (Japan Business Federation) from 2010-2017. He previously served as a member of our Advisory Board from 2020 to 2022.

Qualifications

Mr. Saito graduated from Hitotsubashi University with a Bachelor’s degree in commerce and management in 1976. Mr. Saito was selected to serve on our Board based on, among other things, his real estate industry experience, his diverse background, knowledge of other industries and his senior leadership experience.

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PROPOSAL 1: ELECTION OF DIRECTORS

PAULA SUTTER
Director since 2022 Age 55
Chief Executive Officer, Paula Sutter LLC; Member, Audit Committee

Biography

Ms. Sutter has been a member of our Board since July 2022. Since 2014, Ms. Sutter has been the Chief Executive Officer of Paula Sutter LLC, a consumer brand consultancy, which she founded in October 2014. From October 2014 to December 2017, Ms. Sutter served as the Chief Executive Officer of TSG Fashion Group at TSG Consumer Partners, LLC, a private equity firm. From 1999 to October 2013, Ms. Sutter served as the President of Diane von Furstenberg Studio, L.P., a fashion company. From January 1993 to December 1998, Ms. Sutter served as a Vice President of The Donna Karan Company, LLC, a fashion company. Ms. Sutter also serves as a member of the board of directors of ThredUP, Inc. (NASDAQ: TDUP), since 2014, and Inflection Point Acquisition Corp (NASDAQ: IPAX), where she has been Executive Chairwoman since 2021, as well as a number of privately held companies.

Qualifications

Ms. Sutter holds a Liberal Arts degree in Literature from Villanova University. Ms. Sutter was selected to serve on our Board based on, among other things, her extensive experience in the retail industry and her senior leadership background.

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PROPOSAL 1: ELECTION OF DIRECTORS

GREG WRIGHT
Director since 2020 Age 58
Chief Investment Officer, Digital Realty Trust, Inc.; Chair, Compensation Committee

Biography

Mr. Wright has been a member of our Board since 2020. Since January 2019, he has been the Chief Investment Officer at Digital Realty Trust, Inc., a publicly traded REIT specializing in data centers, with responsibility for spearheading the company’s investment and other capital allocation activities.

Prior to joining Digital Realty, from 2005 to December 2018, Mr. Wright was Co-Head of Americas Real Estate and Managing Director of the Real Estate, Gaming & Lodging Group at Bank of America Merrill Lynch. During his tenure at Bank of America Merrill Lynch, he provided strategic and financial advice to clients across a broad spectrum of real estate, infrastructure and related sectors, including the Company during its initial public offering. Before his time at Bank of America Merrill Lynch, Mr. Wright served as a Managing Director in the Real Estate & Lodging Group at Citigroup where he was responsible for originating and executing strategic advisory and capital raising assignments, as well as general client coverage. During his 25-year investment banking career, he successfully completed over $200 billion of M&A transactions, asset sales, joint ventures, public and private debt and equity offerings, and bank loans for clients. Many of these transactions have been the largest, most noteworthy transactions in the REIT sector. For example, Mr. Wright led teams that acted as the sole sell-side advisor on the largest REIT merger in history and that served as an active bookrunner on the two largest REIT initial public offerings to date, one of which was the Company's. He also worked at Trammell Crow Company in Washington, DC where he was a member of the finance team responsible for acquisitions, dispositions and joint ventures, as well as construction and permanent debt financings across multiple product types.

Qualifications

Mr. Wright received a Bachelor of Arts degree in Finance from the University of Maryland and a Master of Business Administration degree from the University of Michigan. Mr. Wright was selected to serve on our Board based on, among other things, his extensive experience in the real estate industry and his valuable financial industry expertise, including extensive experience working with public companies.

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EXECUTIVE OFFICERS

Biographical Information Regarding Executive Officers Who Are Not Directors

As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position
Wilbur Paes	45	Chief Operating Officer, Chief Financial Officer and Treasurer
Peter Brindley	46	Executive Vice President, Head of Real Estate
Gage Johnson	61	Senior Vice President, General Counsel and Secretary
Ermelinda Berberi (1)	42	Senior Vice President, Chief Accounting Officer

(1)	Denotes an officer who does not meet the definition of executive officer under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not a named executive officer (“NEO”).

WILBUR PAES
Chief Operating Officer, Chief Financial Officer and Treasurer Age 45

Biography

Mr. Paes has been our Chief Operating Officer, Chief Financial Officer and Treasurer since February 2021. Before being appointed Chief Operating Officer, Chief Financial Officer and Treasurer, Mr. Paes served as Executive Vice President, Chief Financial Officer and Treasurer since March 2016; and prior to that, Mr. Paes served as Senior Vice President and Chief Accounting Officer since 2014. Prior to joining our executive management team in 2014, Mr. Paes was a Senior Vice President at Vornado Realty Trust, a publicly traded REIT, where he spent over 11 years and held a myriad of positions in accounting and finance. Prior to that, Mr. Paes worked for the international public accounting firms of KPMG LLP and Arthur Andersen LLP, where he served some of the firms’ largest real estate clients.

Qualifications

Mr. Paes graduated from Queens College of the City University of New York with a Bachelor of Arts degree in Accounting and Information Systems. He is a Certified Public Accountant, licensed in the State of New York, and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

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EXECUTIVE OFFICERS

PETER BRINDLEY
Executive Vice President, Head of Real Estate Age 46

Biography

Mr. Brindley has been our Executive Vice President, Head of Real Estate since February 2021. Before being appointed Executive Vice President, Head of Real Estate, Mr. Brindley served as Executive Vice President, Leasing since December 2017. Before being appointed Executive Vice President, Leasing, Mr. Brindley was Senior Vice President, Leasing of our New York portfolio since September 2015. Mr. Brindley joined our company in December 2010 as Vice President of Leasing. Prior to joining our Company, he served as a Senior Director at Tishman Speyer in their New York office. Prior to joining Tishman Speyer in 2004, Mr. Brindley worked at CB Richard Ellis in the brokerage services group. He is a member of the board of directors of the Avenue of the Americas Association, where he serves as Treasurer. He is also a member of the Real Estate Board of New York.

Qualifications

Mr. Brindley graduated from Ithaca College with a Bachelor of Science in Business and received his Master of Science degree in Real Estate Finance & Investment from New York University.

GAGE JOHNSON
Senior Vice President, General Counsel and Secretary Age 61

Biography

Mr. Johnson has been our Senior Vice President, General Counsel and Secretary since 2014. Mr. Johnson joined our company in May 2009 as General Counsel, and since 2021 has chaired our Sustainability Committee. Previously, from 2005-2009, Mr. Johnson was General Counsel of Citi Property Investors, the global real estate investment management arm of Citigroup, where he was a Managing Director responsible for virtually all legal aspects of real estate investments throughout the United States, Europe and Asia in all property sectors. From 2003 to 2005, Mr. Johnson was an Executive Director in the Law Department at Morgan Stanley Real Estate, the investment firm’s real estate unit. From 1998 to 2003, Mr. Johnson served in various roles at Lend Lease Real Estate, part of a publicly-traded property group specializing in project management and construction, real estate investment and development, most recently as General Counsel. Prior to joining Lend Lease Real Estate, Mr. Johnson was an attorney with the law firm of Paul Hastings LLP in Washington, D.C. He was formerly the Vice Chairman, Treasurer, and a member of the Executive Committee of the Board of Directors of The National Aquarium in Washington, D.C.

Qualifications

Mr. Johnson graduated from Princeton University with a Bachelor of Arts degree from the Princeton School of Public & International Affairs and from the University of Virginia School of Law with a Juris Doctorate.

2023 Proxy Statement | 37

EXECUTIVE OFFICERS

ERMELINDA BERBERI
Senior Vice President, Chief Accounting Officer Age 42

Biography

Ermelinda Berberi has been our Senior Vice President, Chief Accounting Officer since April 2017. Before being appointed Senior Vice President, Chief Accounting Officer, Ms. Berberi was Senior Vice President, Finance since April 2016. Prior to joining us in 2016, Ms. Berberi spent over 12 years at Deloitte & Touche LLP in various positions, most recently as an audit Senior Manager in the northeast real estate audit practice, where she served some of the firm’s largest publicly-traded REITs.

Qualifications

Ms. Berberi graduated from Montclair State University with a Bachelor of Arts degree in Accounting and received her Master of Business Administration degree from Rutgers University. She is a Certified Public Accountant, licensed in the State of New Jersey, and a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

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COMPENSATION DISCUSSION AND ANALYSIS

The individuals who constitute our NEOs in any given year are determined in accordance with applicable SEC rules and include our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and the other individuals who constitute NEOs in accordance with such rules. For 2022, the following individuals are collectively referred to as our NEOs:

Name	Title
Albert Behler	Chairman, Chief Executive Officer and President
Wilbur Paes	Chief Operating Officer, Chief Financial Officer and Treasurer
Peter Brindley	Executive Vice President, Head of Real Estate
Gage Johnson	Senior Vice President, General Counsel and Secretary

2022 Say-on-Pay Vote

At our 2022 annual meeting of stockholders, a non-binding, advisory resolution approving the compensation paid to our NEOs, as disclosed in our 2022 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with approximately 84% of the votes cast having been voted in favor of the proposal to approve such resolution. The Compensation Committee has considered the results of this vote and, as a result of the high percentage of votes cast in favor of this resolution, the Committee viewed these results as an indication of stockholders’ overall satisfaction with the manner in which we compensated our NEOs.

2023 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS

2022 BUSINESS HIGHLIGHTS

●	Core Funds from Operations (FFO) (1) – Ended 2022 with Core FFO earnings of $0.98 per share; a 6.5% growth in earnings over the prior year.
●	Same Store Net Operating Income (NOI) Growth (1) – Achieved Same Store NOI growth of 4.0% in 2022.
●	Same Store Leased Occupancy (1) – Increased the leased occupancy rate of our same store portfolio by 70 basis points, from 90.6% to 91.3%, by leasing over 947,000 square feet in 2022.
●	Balance Sheet Management –
o	Share Repurchases – Repurchased 10,370,610 of our common shares at a weighted average price of $6.27 per share, or $65 million in the aggregate.
o	Liquidity – Ended 2022 (following the $65 million of share repurchases) with $1.2 billion of liquidity comprised of $450 million of cash and restricted cash and $750 million of borrowing capacity under our revolving credit facility.
●	ESG –
o	GRESB 5 Star Rating – Achieved the highest GRESB rating, placing Paramount’s ESG performance in the top 20% among the 1,820 companies and funds that responded globally, and received the highest Public Disclosure level of an “A,” surpassing the Global Average score of a “B”.
o	ENERGY STAR – Achieved the 2022 ENERGY STAR Partner of the Year Award from the U.S. Environmental Protection Agency (EPA) and the U.S. Department of Energy. Winners of this award are selected from a network of thousands of ENERGY STAR partners and are recognized for demonstrating superior leadership, innovation and commitment to sustainability.
o	Leadership in Energy and Environmental Design (LEED) – Maintained our industry-leading recognition of operating a portfolio comprised of 100% LEED Platinum or Gold certified buildings. LEED is the most widely used green building rating system in the world and provides a framework for healthy, highly efficient, and cost-saving green buildings. Buildings that meet or exceed LEED requirements cost less to maintain and produce less waste.
o	Fitwel – Maintained Fitwel Certifications for the entire REIT portfolio, reflecting our strong commitment to create office environments that encourage health and wellness among tenants and employees.
o	Board Diversity and Refreshment – Added two new independent board members including one racially and ethnically diverse director and one female director, thereby increasing the percentage of women represented on our Board to 30%.
o	Bylaw Amendments and Proxy Access – Amended our Bylaws to permit stockholders to amend bylaws and adopted proxy access to permit stockholders meeting certain commonly accepted requirements to be able to include director nominees in our Proxy Statement.

(1) For a reconciliation of Core FFO and Same Store Cash NOI growth to the most directly comparable GAAP measure and additional information regarding each Non-GAAP measure, see pages 59-64 of our Annual Report on Form 10-K for the year ended December 31, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

Below is a summary that highlights the Target Compensation for our CEO and NEOs for 2022.

2022 COMPENSATION HIGHLIGHTS

CEO

0%	88%	70%	60%
Increase in	of Pay is	of Total	of Equity based
Base Salary since	Variable and	Compensation paid	on achievement of
2014	not Guaranteed	in Equity	multi-year NOI goals,
subject to TSR hurdles

All Other NEOs

0%	81%	55%	50%
Increase in	of Pay is	of Total	of Equity based
Base Salary	Variable and	Compensation paid	on achievement of
over 2021	not Guaranteed	in Equity	multi-year NOI goals,
subject to TSR hurdles

Process for Determining Executive Compensation

Based on the continued strong stockholder support we received in 2022 on our “Say-on-Pay” advisory vote, the Compensation Committee continued to use a similar process in determining the executive compensation of our NEOs, which included:

●	commissioning a Peer Group Compensation Benchmarking Analysis prepared by Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant retained by the Compensation Committee, to ensure that our compensation program was competitive with those of other publicly traded REITs in our Peer Group;
●	establishing an appropriate balance between fixed compensation (base salary), variable Short-Term Incentive Compensation (“STIC”) (cash bonus) and variable Long-Term Incentive Compensation (“LTIC”) (equity awards);
●	awarding majority of the NEOs’ equity compensation in the form of performance-based equity awards that use multi-year NOI performance goals, subject to modification based on relative Total Shareholder Return (TSR) hurdles against our most directly comparable NYC office peers, with a potential further downward modification in the event that our absolute TSR is negative during the measurement period;
●	assessing our performance against rigorous pre-established formulaic quantitative financial and operational goals (Corporate Objectives), and qualitative individual performance goals (Individual Objectives) pursuant to our STIC program, which were approved by the Compensation Committee in early 2022; and
●	considering our NEOs’ total compensation over time, both on a “reported” basis and on a “realized” basis after adjusting for performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

Our executive compensation program is designed to incentivize the creation of long-term stockholder value by aligning the compensation structure for executives with the achievement of our business strategies and to maximize total stockholder return over the long term. In order to meet our objectives, our executive compensation program includes several elements designed to:

●	Attract and Retain Highly Talented Executives: We provide fixed base salaries that reflect the highly competitive markets in which we operate, changes in responsibilities and merit increases.
●	Pay-for-Performance: We seek to align the interests of our executives with our long-term stockholders by tying the vast majority of their non-salary compensation to performance-based incentives, through a:
o	Short-Term Incentive Compensation (cash bonus) program designed to motivate our executives through a strong emphasis on performance, with components rewarding financial, operational and individual performance; and a
o	Long-Term Incentive Compensation (equity awards) program to create an appropriate link between compensation and the creation of stockholder value, including multi-year performance-based awards tied to profitability and total stockholder returns.
●	Create a Balanced Approach: The Compensation Committee recognizes that our unique portfolio of highly coveted assets is among the most concentrated in the industry, both in terms of the number of markets in which we operate, as well as in the unusually high value per asset that we own. As such, in order to mitigate some of the potential volatility which can arise through concentration, the Compensation Committee believes that an executive compensation program with a greater number of elements (but with less value in each) will:
o	Reduce the volatility of annual compensation, resulting in potentially higher employee retention;
o	Potentially mitigate the risk that any individual element may receive inordinate focus and encourage excessively risky behaviors; and
o	Promote a long-term view by connecting executives’ realized compensation to the decisions that they make, as the majority of their annual compensation vests over a period of four years.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices

What We Do		What We Do Not Do
✓

A significant portion of our executive officers’ total compensation opportunity is based on performance (i.e., not guaranteed) and salaries comprise a modest portion of each executive officer’s total compensation opportunity.

		Ð	We do not provide tax gross-up payments to any of our executive officers.
✓	We established a formulaic short-term incentive bonus program based on rigorous goals for management.	Ð	We do not provide “single-trigger” change in control cash severance payments.
✓

We align our executive officers with our long-term investors by awarding a significant percentage of their equity compensation in the form of performance-based equity awards that use three-year cumulative NOI performance goals, subject to modification based on three-year relative TSR.

		Ð	We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; incentive compensation is not based on a single performance motive.
✓	We enhance executive officer retention with time-based, multi-year vesting equity incentive awards granted for prior-year performance.	Ð	We do not guarantee annual salary increases or minimum cash bonuses.
✓	We have a clawback policy.	Ð	We do not have uncapped bonus pay-outs.
✓	We have robust minimum stock ownership guidelines for our executives and directors.	Ð	We do not allow hedging of our stock.
✓	We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent directors.	Ð	We do not allow for repricing of stock options.

2023 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Benchmarking

In developing our executive compensation programs, the Compensation Committee commissioned a peer group compensation benchmarking analysis to ensure that our programs are competitive with those of other publicly traded REITs, including taking into account the cost of attracting and retaining talented executives in the New York City marketplace. The Compensation Committee developed an appropriate peer group for our Company with the advice of FW Cook, its independent compensation consultant.

In establishing an appropriate peer group, the Compensation Committee not only focused on publicly traded REITs relative to our size (both including and excluding our Fund and Asset Management Business as further discussed below), but also included publicly traded REITs in the office sector that compete in high-barrier, high-cost markets like New York City and San Francisco, markets in which we operate and compete for talent. The Compensation Committee included companies like Boston Properties, Inc., SL Green Realty Corp. and Vornado Realty Trust (Vornado) in our peer group, notwithstanding their larger relative size, because these companies are office REITs that operate in the same markets as we do. As a result, they compete with us for talent and deal flow and, like us, two of these companies are headquartered in New York City where approximately 95% of our employees are based, including all of our NEOs. For example, our Chief Operating Officer, Chief Financial Officer and Treasurer, Wilbur Paes, joined us from Vornado, where he had spent over 11 years and prior to joining our Executive team, served as a Senior Vice President at Vornado.

In addition, the Compensation Committee also examined various other factors including:

●	companies that cite us as a peer;
●	companies to which sell-side analysts compare us; and
●	companies selected by outside proxy advisory firms for their comparative peer groups.

Based on these factors, the Compensation Committee selected the following 11 publicly traded REITs focused on the office sector as members of our peer group. The Compensation Committee evaluates the members of our peer group each year to ensure that they continue to be appropriate and to determine whether other companies should be added and/or whether existing companies should be removed.

●	Alexandria Real Estate Equities, Inc.
●	Boston Properties, Inc.
●	Corporate Office Properties Trust
●	Douglas Emmett, Inc.
●	Empire State Realty Trust, Inc.
●	Highwoods Properties, Inc.
●	Hudson Pacific Properties, Inc.
●	Kilroy Realty Corporation.
●	Piedmont Office Realty Trust, Inc.
●	SL Green Realty Corp.
●	Vornado Realty Trust

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COMPENSATION DISCUSSION AND ANALYSIS

Fund and Asset Management Business

Our Company maintains a slightly different structure than the majority of our peers. In addition to the real estate assets owned by us, we also maintain a meaningful ancillary fund and asset management business that is not directly captured in our total capitalization. The total value of assets under management underlying our fund and asset management business is approximately $1.9 billion, which includes equity and debt fund investments and commitments, investments in properties by third party joint venture partners and other assets for which we typically provide leasing, asset management and property management services. To better depict the full breadth of oversight, we have provided a comparison of our size to our compensation peers by showing our total capitalization both with and without the impact of the fund and asset management business as well as the value of total assets versus the peers and both with and without the impact of our fund and asset management business.

●	As of December 31, 2022, excluding our fund and asset management business, on a total capitalization and total assets basis, we ranked at the 25th percentile and 37th percentile, respectively.
●	As of December 31, 2022, including our fund and asset management business, on a total capitalization and total asset basis, we ranked at the 43rd percentile and 56th percentile, respectively.

Select size statistics for the peer group are shown below:

After our peer group was established, FW Cook provided market data and practices of the peer group for the Compensation Committee to consider, as well as executive compensation trends and developments. Specifically, FW Cook provided information regarding the design and levels of compensation paid by our peers and overall counsel to determine the appropriate incentive design for our Company. Such compensation data for peers was analyzed by the Compensation Committee with the assistance of FW Cook.

For purposes of determining our overall target level of executive compensation (i.e. base salary, annual incentive cash bonus and long-term equity incentive compensation), the Compensation Committee reviews both target total compensation and the mix of compensation components provided by our peer group to executives in comparable positions. However, an executive’s target compensation is not mechanically set to be at a particular percentile of the peer group. The Compensation Committee also takes into account the executive’s role and experience, as compared to our peers’ executives, and other factors, such as retention and responsibility. In addition, the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular executive should be made based on a full review of the individual and his role within the organization, Company performance as well as market data.

2023 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay-for-Performance Alignment

CEO Pay Structure

FIXED PAY	Base Salary	●	No increase in base salary since our initial public offering in 2014)

VARIABLE PAY	Short-Term Incentive Compensation (Cash Bonus)	● ● ●	100% based on rigorous goals established in early 2022; 70% based on formulaic Corporate Objectives; 30% based on Individual Objectives

	Long-Term Incentive Compensation (Equity Awards)	● ●

60% based on the achievement of three-year cumulative NOI goals, subject to modification based on three-year TSR relative to the performance of our CBD focused New York City office peers; additional one-year post-vesting “no sale” restriction on any earned performance-based shares;
40% based on continued service over a four-year vesting period

CEO Performance-Based Equity Awards

The chart below provides a summary of the status of the performance-based awards granted to our CEO over the past five years (2018-2022), which represents the vast majority of his compensation opportunity, including the actual and/or potential payout outcomes based on our performance over the respective periods.

(1)	Assuming performance for the three-year performance measurement period applicable to these awards continued at the same annualized rate as we experienced from the beginning of the performance period through December 31, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

Reported vs. Earned Pay

Below is a chart comparing the “reported” pay for our CEO in the Summary Compensation Table against the actual pay earned by our CEO. For purposes of this chart, we excluded from each “earned” column all performance-based equity awards that were not earned based on our performance through the end of the applicable performance period or, if the performance period had not yet concluded, would not have been earned as of December 31, 2022 (as referenced in the chart on page 46 – CEO Performance-Based Equity Awards). Additionally, the dollar amounts for all equity awards included as earned in the table below are based on a value of $5.94 per share, which was the closing price on the NYSE of one share of our common stock on December 30, 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

TSR Drives Earned Pay

The Compensation Committee believes that TSR should ultimately drive actual pay earned in order to ensure alignment with our stockholders. Accordingly, a significant portion of what our CEO earns over time is driven by our TSR. By awarding a substantial portion of our CEO’s total compensation in the form of multi-year long-term performance-based equity awards, there is a strong alignment of the actual pay earned by our CEO with that of the returns to our stockholders. For example, over the past five years, our TSR has fallen short of our required thresholds and our stock has underperformed our peer set on a relative basis. As a result, the actual pay earned over the past five years (2018 – 2022) by our CEO has equated to only 47% of his total “reported” pay demonstrating our strong “pay-for-performance” philosophy.

Elements of Our Compensation Program

The Target compensation provided to our NEOs in 2022 consisted of Base Salary, Short-Term Incentive Compensation (cash bonus) and Long-Term Incentive Compensation (equity awards). The following charts illustrate the mix of Target compensation elements for our CEO and other NEOs for 2022.

*	Includes Messrs. Paes, Brindley and Johnson.
(1)	Consists of annual equity grants comprised of 60% performance-based equity awards and 40% time-based equity awards.
(2)	Consists of annual equity grants comprised of 50% performance-based equity awards and 50% time-based equity awards.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

The base salary payable to each NEO provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by the Compensation Committee and, subject to contractual obligations we have with the NEO, may be adjusted to better match competitive market levels or to recognize an executive’s professional growth, development and increased responsibility. Below are the details of the annual base salaries for each of our NEOs.

	Base Salary
Executive	2022	2021	Change (%)
Albert Behler	$ 1,100,000	$ 1,100,000	0.0%
Wilbur Paes	650,000	650,000	0.0%
Peter Brindley	560,000	560,000	0.0%
Gage Johnson	390,000	390,000	0.0%
Total	$ 2,700,000	$ 2,700,000	0.0%

Our CEO’s base salary has remained the same since 2014, and our NEOs base salaries remained unchanged from 2021.

Short-Term Incentive Compensation (“STIC”)

The Compensation Committee has established a STIC (cash bonus) program for our NEOs pursuant to our Executive Compensation Philosophy, which is to (i) promote a “pay-for-performance” structure and align the interests of our NEOs with that of our long-term stockholders by tying a vast majority of our NEOs non-salary compensation to performance-based incentives, and (ii) create a balanced approach with an appropriate mix of cash and equity compensation. The STIC program is intended to cover annual performance periods and provides our NEOs with the opportunity to earn awards at various performance levels based on the achievement of:

●	Quantitative financial and operational goals (“Corporate Objectives”), and
●	Qualitative individual performance goals (“Individual Objectives”)

The STIC program is designed to encourage outstanding individual and Company performance by motivating the NEOs to achieve key Corporate and Individual Objectives by rewarding performance measured against those objectives. The STIC program results in awards being paid 100% in cash, however in an effort to further align the interests of our NEOs with that of our stockholders, for 2022, each NEO had the opportunity to exchange all or a portion of his cash bonus for equity, pursuant to our “Bonus Exchange Program” as more fully described on page 60.

In 2022, in response to stockholder feedback, the Compensation Committee increased the portion of STIC opportunity based on the achievement of Corporate Objectives (for our CEO to 70% from 60% in the prior year, and for our other NEOs to 60% from 50% in the prior year) and reduced the portion of STIC opportunity based on the achievement of Individual Objectives (for our CEO to 30% from 40% in the prior year, and for our other NEOs to 40% from 50% in the prior year).

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COMPENSATION DISCUSSION AND ANALYSIS

In February 2022, the Compensation Committee approved our STIC program. For each NEO, the Compensation Committee established three specific performance levels that could be achieved:

●	Threshold (50% of target);
●	Target; and
●	Maximum (150% of target)

To the extent performance falls between two levels, awards would be earned by linear interpolation. In the event that actual performance does not meet the threshold requirement, no awards are earned, and to the extent actual performance is above the maximum requirement, the earned awards are capped at the maximum.

The Compensation Committee determined the target amount for each NEO under the STIC program primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors, feedback received from our stockholders and contractual obligations we have with the NEO. The target amounts for Messrs. Behler, Paes and Brindley were equal to 150% of their base salaries and represented the minimum target amounts set forth in their employment agreements with us that were in effect for 2022. The target amount for Mr. Johnson was increased to 100% of his base salary from 80% of his base salary in the prior year, in light of his additional responsibilities as Chair of the Company’s Sustainability Committee.

Prior to approving our STIC program, the Compensation Committee was extensively involved with the goal-setting process to ensure that the performance objectives were both appropriate and rigorous. In some instances, the Compensation Committee established “target goals” that were more rigorous than those set forth in the Company’s Earnings Guidance. For example, the midpoint of the Company’s Earnings Guidance provided for 2022 Core FFO of $0.94 per share but the Compensation Committee set an even more rigorous Core FFO Target of $0.95 per share for the purposes of our STIC program.

The following table lists the goals and related ranges for Threshold, Target and Maximum performance that were established by our Compensation Committee, including the results and respective outcomes.

					Achievement
Goals		Threshold	Target	Maximum	Results	Outcome
Core FFO Per Share	~ ~	$0.93	$0.95	$0.97	$0.98	Maximum	~ ~
Square Footage of Signed Leases	~ ~	825,000	1,025,000	1,225,000	947,135	Below Target
Same Store Leased Occupancy	~ ~	93.6%	94.3%	95.0%	91.3%	Below Threshold
G&A Expenses (in millions)	~ ~	$57.9	$56.9	$55.9	$55.7	Maximum
Fund Raising (JV and Fund Capital) (in millions)	~ ~	$200.0	$300.0	$400.0	$100.0	Below Threshold
ESG (in points)	~ ~	12	16	20	19	Above Target

The pages that follow provide a detailed description of the above-referenced Corporate Objectives for management that were approved by the Compensation Committee, including:

●	the reasons these objectives were selected;
●	the rationale for the designated hurdles; and
●	the results achieved and the corresponding payouts earned.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #1

Core FFO Per Share

Why was this measure chosen?

FFO is a widely-used non-GAAP measure of operating performance for REITs to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gain on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.

Core FFO is an alternative measure of operating performance used by us because it adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods in order to reflect the Core FFO of our real estate portfolio and operations.

For a reconciliation of Core FFO to the most directly comparable GAAP measure and additional information regarding this non-GAAP financial measure, see pages 59-64 of our Annual Report on Form 10-K for the year ended December 31, 2022.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2022 Core FFO, the Compensation Committee considered, among other things, the following:

●	Prior year Core FFO results of $0.92 per share
●	Wall Street Consensus estimates for 2022 Core FFO – which was $0.92 per share at the beginning of the year; and
●	Our internal budgets and 2022 Core FFO projections – which assumed Core FFO of $0.94 per share in 2022.

Based on, among other factors, the items considered above, the Compensation Committee established a Target for 2022 Core FFO of $0.95 per share, which was 3.2% higher than prior year’s Core FFO and Wall Street Consensus estimates and was also higher than our own internal projections of $0.94 per share. In addition, the Compensation Committee established a more rigorous Core FFO range between $0.93 per share (Threshold) and $0.97 per share (Maximum) versus the Company’s guidance, which was between $0.91 per share and 0.97 per share.

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	25.0%	144,375	433,125	433,125
Paes	30.0%	87,750	263,250	263,250
Brindley	20.0%	50,400	151,200	151,200
Johnson	20.0%	23,400	70,200	70,200

What were the Actual Results?

We ended 2022 with Core FFO of $0.98 per share, which was above our Maximum goal of $0.97 per share. Our Core FFO earnings outperformance was driven primarily by better than expected portfolio operations. Given that achievement of goals above Maximum are capped, it resulted in a payout that was capped at Maximum with respect to this objective

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #2

Square Footage of Signed Leases

Why was this measure chosen?

Leasing is a very important aspect of our business and the amount of square feet leased has a direct impact on the current and future cash flows of our business.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2022 Square Footage of Signed Leases, the Compensation Committee considered, among other things, the following:

●	The Square Footage of Signed Leases in the prior year - which amounted to 1,106,900 square feet;
●	Our historical average of Square Footage of Signed Leases - which was approximately 1.0 million square feet per year;
●	The existing vacant square footage and the renewal probability of leases expiring in the current year; and
●	Our 2022 internal projections for Square Footage of Signed Leases - which amounted to 998,275 square feet.

Based on, among other factors, the items considered above, the Compensation Committee established a more rigorous leasing Target for 2022 of 1,025,000 square feet, with a range of 825,000 square feet (Threshold) to 1,225,000 square feet (Maximum). The Target of 1,025,000 square feet was above our internal projections.

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	10.0%	57,750	173,250	93,016
Paes	10.0%	29,250	87,750	47,112
Brindley	25.0%	63,000	189,000	101,473
Johnson	10.0%	11,700	35,100	18,845

What were the Actual Results?

We ended 2022 with signed leases aggregating 947,135 square feet of space, which was below our Target goal of 1,025,000 square feet. Accordingly, it resulted in a payout below Target, with respect to this objective.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #3

Same Store Leased Occupancy

Why was this measure chosen?

Same Store Leased Occupancy is used to measure the occupancy of properties that were owned by us in a similar manner during both the current period and prior reporting periods. The occupancy levels of our properties have a direct impact on the current and future cash flows of our business.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2022 Same Store Leased Occupancy, the Compensation Committee considered, among other things, the following:

●	The leased occupancy rate of our same store portfolio at the end of the prior year - which was 90.7%;
●	The square footage of leases that were scheduled to expire in 2022 - which amounted to less than 300,000 square feet;
●	Our 2022 internal projections for Same Store Leased Occupancy - which was an ambitious 94.3%, or 3.6% higher than the prior year; and
●	The existing vacant square footage, including the renewal probability of leases expiring in the current year and its impact on same store leased occupancy.

Based on, among other factors, the items considered above, the Compensation Committee established a Target for 2022 Same Store Leased Occupancy of 94.3%, with a range of 93.6% (Threshold) to 95.0% (Maximum). The Target for Same Store Leased Occupancy of 94.3% was in line with our internal projections and 3.6% higher than the prior year.

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	10.0%	57,750	173,250	-
Paes	10.0%	29,250	87,750	-
Brindley	25.0%	63,000	189,000	-
Johnson	10.0%	11,700	35,100	-

What were the Actual Results?

We ended 2022 with a Same Store Leased Occupancy rate of 91.3%, which was below our Threshold goal of 93.6%. Given that achievement was below Threshold, it resulted in no payout with respect to this objective.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #4

Corporate Overhead

Why was this measure chosen?

Corporate overhead costs are essentially our general and administrative costs, adjusted to exclude certain items as determined by our Compensation Committee, and are primarily comprised of costs to run our business, including payroll costs and professional fees. It is used by our investors and analysts to determine how efficiently we manage our business, while taking into account the size of our company, including the inherent costs of being a public company.

What was our Target and considerations in establishing the Target?

In establishing the 2022 Target for Corporate Overhead, the Compensation Committee considered, among other things, the following:

●	the markets in which we operate and compete for talent and deal flow – 95% of our employees are based in New York (our headquarter location);
●	the extraordinarily high inflationary environment as we began the year – which was in excess of 7.5% ; and
●	our internal projections for corporate overhead

Based on, among other factors, the items considered above, the Compensation Committee established a rigorous Corporate Overhead Target of $56.9 million, which was 1.9% lower than our 2022 internal projections and only 3.0% higher than our Corporate Overhead in the prior year, notwithstanding the extraordinarily high inflationary environment as we began the year. The range established for Corporate Overhead was $57.9 million (Threshold) to $55.9 million (Maximum),

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	15.0%	86,625	259,875	259,875
Paes	25.0%	73,125	219,375	219,375
Brindley	10.0%	25,200	75,600	75,600
Johnson	10.0%	11,700	35,100	35,100

What were the Actual Results?

We ended 2022 with Corporate Overhead expenses of $55.7 million, which was better than our Maximum goal of $55.9 million. Given that achievement of goals above Maximum are capped, it resulted in a payout that was capped at maximum with respect to this objective.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #5

Fundraising (JV and Fund Capital)

Why was this measure chosen?

Raising capital through funds and joint ventures provides us flexibility to grow and execute on our business plan, especially at times when our own cost of equity capital is constrained. Further, it helps us generate fee income and enhances the overall returns to our stockholders.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2022 Fundraising, the Compensation Committee considered, among other things, the following:

●	The Fundraising achieved in the prior year – which amounted to $100 million; and
●	Our historical Fundraising average – which amounted to approximately $325 million per year;

Based on, among other factors, the items considered above, the Compensation Committee established a 2022 Fundraising Target of $300 million, with a range of $200 million (Threshold) to $400 million (Maximum).

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	25.0%	144,375	433,125	-
Paes	10.0%	29,250	87,750	-
Brindley	10.0%	25,200	75,600	-
Johnson	15.0%	17,550	52,650	-

What were the Actual Results?

We ended 2022 with $100M of JV/Fund Capital Raised, which was below the Threshold of $200M. Given that this outcome was below the Threshold of $200M, it resulted in no payout with respect to this objective.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Objective #6

Environmental, Social and Governance

Why was this measure chosen?

Environmental, Social and Governance ("ESG") matters have not only become increasingly important to us as a Company, but also to our investors and the communities in which we operate. Improving upon our ESG initiatives has helped us retain employees, manage operating costs, attract premium tenants, and ultimately enhance portfolio value.

What was our Target and considerations in establishing the Target?

In establishing the Target for 2022 ESG Initiatives, the Compensation Committee reviewed the Company’s 2022 ESG Plan and selected 17 objectives for the Company’s STIC plan. The Compensation Committee then assigned a point value to each objective based on discussions with the Independent Compensation Consultant and established a Target for 2022 ESG Initiatives of 16 points, with a range between 12 (Threshold) and 20 (Maximum). The table below lists each objective, including the assigned point value and the Company’s final achievement relative to each objective.

	Goals			Rationale / Considerations	Point Value	Goal Outcome

UN SDGs	Align the 2021 Sustainability Report with the United Nations Sustainable Development Goals (SDGs)	-	-	The UN SDGs resulted from the efforts of 193 countries coming together to achieve a better and more sustainable future for all by adopting and committing to a long-term, comprehensive strategy to tackle the world’s greatest challenges related to global sustainable development.	2	✓

TCFD	Support Taskforce on Climate-related Financial Disclosures (TCFD) and publish a TCFD Report			The TCFD report is a narrative explanation of how a company manages climate-related risks and opportunities.	2	✓

ENERGY	Achieve the coveted ENERGY STAR "Partner-of-the-Year" designation			ENERGY STAR is the government-backed symbol for energy efficiency, providing simple, credible and unbiased information that consumers and businesses rely on to make well informed decisions.	2	✓
STAR	Achieve ENERGY STAR Tenant Space through TT collaboration			Tenants are responsible for more than a majority of a building's energy consumption. Collaborating with tenants and educating them on energy consumption will enable us to reduce energy consumption at the building beyond the base building operations that we control.	1	✓

Green Energy	Offset 100% of NY and SF portfolio electricity with renewable resources			Represents the next step in evolving PGRE's GHG reduction commitment which will lower overall emissions and improve ratings across ESG framework.	2	✓

	Maintain 5-Star rating (highest possible achievement)			These ratings are based on relative performance against a peer set that is continuously improving.	1	✓
GRESB	Maintain "A" rating for public disclosure			This is an absolute rating based on GRESB's assessment of the level of transparency / ESG disclosures made publicly available by a company.	1	✓
	(highest possible achievement)

LEED	Maintain Leadership in Energy and Environmental Design (LEED) certification for entire REIT portfolio			LEED is the most widely used green building rating system in the world. LEED certification is a globally recognized symbol of sustainability achievement and leadership.	1	✓

Fitwel	Maintain Fitwel certification for entire REIT portfolio			Fitwel is the world's leading certification system committed to building health for all.	1	✓

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COMPENSATION DISCUSSION AND ANALYSIS

CDP	Improve score from prior year ( B- )	Carbon Disclosure Project (CDP) is a non-profit organization that provides a voluntary questionnaire in an effort to evaluate a company's management of climate-related risks and opportunities.	1	✓

MSCI	Improve rating from prior year ( BB )	The MSCI ESG Rating is designed to measure a company’s resilience to long-term, industry material ESG risks. MSCI identifies industry leaders and laggards according to their exposure to ESG risks and how well they manage those risks relative to peers.	1	✗

Green	Create a Green Lease template	Create a template to incorporate green leasing provisions in all new leases, including provisions for energy consumptions and ENERGY STAR scores.	1	✓
Leasing	Achieve Green Lease Leaders Award	National recognition program honoring landlords that incorporate green leasing provisions to drive high performance and healthy buildings.	1	✓

	Establish mandatory Diversity & Inclusion training	Training established for all employees in an effort to foster a positive and inclusive company culture.	1	✓
Social	Organize employee Volunteer Day	Volunteering and community preservation is an important component of our culture.	1	✓
	Create an employee "charitable match" program to promote philanthropy	An employee benefit program that will also further our own philanthropic program.	1	✓

			20

		Threshold	Maximum	Actual
Name	Weighting	Opportunity	Opportunity	Payout
		($)	($)	($)
Behler	15.0%	86,625	259,875	238,219
Paes	15.0%	43,875	131,625	120,656
Brindley	10.0%	25,200	75,600	69,300
Johnson	35.0%	40,950	122,850	112,612

What were the Actual Results?

We ended 2022 with an ESG score of 19 points, which was better than our Target of 16 points. Given that this outcome was above the Target but below the Maximum, it resulted in a payout between Target and Maximum, with respect to this objective.

2023 Proxy Statement | 57

COMPENSATION DISCUSSION AND ANALYSIS

As indicated earlier, the Compensation Committee designed the STIC program to encourage outstanding individual and Company performance by motivating the NEOs to achieve key annual Corporate Objectives (discussed above) and key annual Individual Objectives (which are summarized in the table below).

	Albert	Wilbur	Peter	Gage
Individual Objectives	Behler	Paes	Brindley	Johnson
Executing the overall strategy and business plan	●
Overseeing the Company's investment and capital allocation strategy	●	●
Developing new and expanding existing joint venture relationships	●
Effective communication with executive management on matters of tactical and strategic importance	●
Motivating senior management to deliver superior results	●
Leading initiatives to increase workforce diversity	●	●
Serving as a strategic business partner to the CEO in all areas of the business		●
Managing and maintaining a strong and flexible balance sheet with ample liquidity		●
Overseeing the Company's financial strategy and planning		●
Actively engaging with the investor and analyst community		●
Effectively leading the Company's leasing initiatives in both of its markets			●
Pre-leasing at least 100,000 square feet of the Credit Agricole space that was set to expire in 2023			●
Maintaining effective relationships with the leasing brokerage community			●
Ensuring ongoing compliance with regulatory agencies				●
Overseeing the Company's ESG initiatives				●
Effectively supporting the CEO in all Board and Committee meetings				●

In evaluating the achievement of the individual objectives of each executive, the Compensation Committee considered, where measurable, the level of achievement against the individual objective established for each NEO, including the feedback received from our CEO, with respect to each of the remaining NEOs. For example, in the case of Mr. Behler, the Compensation Committee specifically took into account the acquisition of 1600 Broadway through a new joint venture, resulting in the Company expanding its joint venture partner relationships. For Messrs. Behler and Paes, the Compensation Committee considered their initiatives to increase workforce diversity during 2022, resulting in 57% of all new hires identifying themselves as members of a minority group. In addition, in the case of Mr. Paes, the Compensation Committee deemed that the objective of maintaining a strong and flexible balance sheet was successfully attained as the Company ended the year with over $1.2 billion in liquidity, including over $450 million of cash and restricted cash, while maintaining an excellent fixed charge coverage ratio. In the case of Mr. Brindley, the Compensation Committee concluded that Mr. Brindley had exceeded his goal of pre-leasing at least 100,000 square feet of the Credit Agricole space at 1301 Avenue of the Americas ahead of its 2023 expiration, as Mr. Brindley had pre-leased 142,000 square feet of such space ahead of its scheduled expiration.

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COMPENSATION DISCUSSION AND ANALYSIS

Evaluation of Corporate Objectives

After evaluating the achievement of each Corporate Objective and factoring their relative weighting with respect to each NEO, the Compensation Committee awarded the following cash bonuses to each NEO based on their achievement of the Corporate Objectives.

	% of Total	Corporate Objective Component
	STI Compensation	Threshold	Target	Maximum	Actual	% of
Name	Opportunity	(50%)	(100%)	(150%)	Payout	Target
Albert Behler	70%	$ 577,500	$ 1,155,000	$ 1,732,500	$ 1,024,235	89%
Wilbur Paes	60%	292,500	585,000	877,500	650,393	111%
Peter Brindley	60%	252,000	504,000	756,000	397,573	79%
Gage Johnson	60%	117,000	234,000	351,000	236,757	101%
Total		$ 1,239,000	$ 2,478,000	$ 3,717,000	$ 2,308,958	93%

Evaluation of Individual Objectives

In determining each of our NEO’s achievement of his Individual Objectives, the Compensation Committee assessed the performance of each NEO as compared to his Individual Objectives. After evaluating the achievement of each Individual Objective and factoring their relative weighting with respect to each NEO, the Compensation Committee awarded the following cash bonuses to each NEO based on their assessment of each NEO’s achievement of the Individual Objectives.

	% of Total	Individual Objective Component
	STI Compensation	Threshold	Target	Maximum	Actual	% of
Name	Opportunity	(50%)	(100%)	(150%)	Payout	Target
Albert Behler	30%	$ 247,500	$ 495,000	$ 742,500	$ 741,765	150%
Wilbur Paes	40%	195,000	390,000	585,000	584,607	150%
Peter Brindley	40%	168,000	336,000	504,000	502,427	150%
Gage Johnson	40%	78,000	156,000	234,000	213,243	137%
Total		$ 688,500	$ 1,377,000	$ 2,065,500	$ 2,042,042	148%

Total Short Term Incentive Compensation

The table below summarizes the total STIC that was awarded to each of our NEOs, pursuant to the Compensation Committee’s assessment of the Corporate Objectives and each NEO’s Individual Objectives as more fully described in the preceding pages.

	Total STI Compensation Opportunity			Actual	% of
Name	Threshold	Target	Maximum	Payout	Target
Albert Behler	$ 825,000	$ 1,650,000	$ 2,475,000	$ 1,766,000	107%
Wilbur Paes	487,500	975,000	1,462,500	1,235,000	127%
Peter Brindley	420,000	840,000	1,260,000	900,000	107%
Gage Johnson	195,000	390,000	585,000	450,000	115%
Total	$ 1,927,500	$ 3,855,000	$ 5,782,500	$ 4,351,000	113%

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COMPENSATION DISCUSSION AND ANALYSIS

Bonus Exchange Program

In order to encourage our NEOs to increase their equity holdings and further align the interests of our NEOs with that of our stockholders, the Compensation Committee approved a bonus exchange program for 2022 similar to the bonus exchange program that was approved for 2021. Pursuant to the 2022 Bonus Exchange Program, each of our NEOs could elect to exchange all or a portion of his STIC for fully vested AOLTIP units or LTIP units of our operating partnership, with a value equal to the cash bonus exchanged. Alternatively, each of our NEOs (other than our CEO) have the option to elect to exchange all or a portion of his STIC for AOLTIP units or LTIP units, subject to three-year vesting (40%, 40% and 20%), with a value equal to 125% of the cash bonus exchanged.

The table below presents the details of the bonus amounts exchanged by each NEO that participated in our Bonus Exchange Program, and the corresponding AOLTIP units or LTIP units issued pursuant to the 2022 bonus exchange program. Each vested AOLTIP Unit may be converted, at the election of the holder, into a number of common units in our operating partnership, determined by the increase in value of a share of our common stock at the time of the conversion over the participation threshold, which was the closing stock price of our common stock on the date of grant.

	Bonus Exchange
	Grant Date Fair Value of units
	issued in Lieu of Cash Bonus
Executive	AOLTIP Units		LTIP Units
Albert Behler	$ 883,000	(1)	$ -
Peter Brindley	-		156,250	(2)
Gage Johnson	-		62,500	(3)

_______

(1)	Mr. Behler exchanged $883,000 of his bonus and received 483,486 fully vested AOLTIP units that have a participation threshold of $6.17 per unit.
(2)	Mr. Brindley exchanged $125,000 of his bonus and received 27,607 LTIP units, subject to vesting over three years.
(3)	Mr. Johnson exchanged $50,000 of his bonus and received 11,043 LTIP units, subject to vesting over three years.

Long-Term Incentive Compensation (“LTIC”)

The Compensation Committee believes that, generally, a substantial portion of each NEO’s annual compensation should be in the form of long-term equity. LTIC in the form of equity encourages management to create stockholder value over the long term, because the value of the equity award is directly attributable to changes in the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years. LTIC equity awards are granted in the form of LTIP units, representing a class of partnership interests in our operating partnership and are comprised of performance-based LTIP units (60% for our CEO and 50% for all other NEOs), time-based LTIP units (15% for our CEO and 25% for all other NEOs) and time-based AOLTIP units (25% for all NEOs).

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COMPENSATION DISCUSSION AND ANALYSIS

The below table summarizes the structure of our LTIC program.

The Compensation Committee considers LTIC equity awards as granted for the year in which the grant occurs. This philosophy is intended to recognize the forward-looking nature of the awards, which are based primarily on each executive’s importance to the Company and the desire to motivate and incentivize future long-term contributions to our success.

The Compensation Committee determined the value of the equity awards for each NEO primarily based on a combination of the NEO’s historical compensation, skill, experience and position, competitive market factors and feedback received from FW Cook, the Compensation Committee’s independent compensation consultant. Based on such review and the feedback received from FW Cook, the Compensation Committee did not increase the target long-term equity grant values for any of our NEOs in 2022.

Below are details of the annual equity awards that were granted to each of our NEOs in 2022 as 2022 compensation.

	Long-Term Equity Incentive Awards
Executive	Grant Date Fair Value of Performance- Based LTIP Units	Grant Date Fair Value of Time-Based LTIP Units	Grant Date Fair Value of AOLTIP Units	Total Grant Date Fair Value of Long-Term Equity Awards
Albert Behler	$ 3,750,000	$ 937,500	$ 1,562,500	$ 6,250,000
Wilbur Paes	1,200,000	600,000	600,000	2,400,000
Peter Brindley	800,000	400,000	400,000	1,600,000
Gage Johnson	262,500	131,250	131,250	525,000

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based LTIP Units

On January 13, 2022, the Compensation Committee approved the 2022 Performance-Based Awards Program, a multi-year performance-based LTIC program (the “2022 Performance Program”). The purpose of the 2022 Performance Program is to further align the interests of our stockholders with that of management by encouraging our senior officers to create stockholder value in a “pay-for-performance” structure. The following are the key highlights of the performance program:

●	Awards will be earned based on our performance against three-year cumulative Net Operating Income (“NOI”) goals;
●	Payout, if any, will be modified by our relative TSR against our most directly comparable NYC office peers;
●	If our absolute TSR is negative over the performance measurement period, the final payout will be reduced by 30.0%;
●	NEOs are required to hold earned awards for an additional year following vesting.

Under the 2022 Performance Program, participants may earn awards in the form of LTIP units of our operating partnership based on our NOI over a three-year performance measurement period beginning on January 1, 2022 and continuing through December 31, 2024 as follows:

	Estimated Three-Year	Percentage of Maximum
Performance Level	Cumulative NOI	LTIPs Earned
Maximum	$1,249,500 or greater	100%
Target	$1,190,000	50%
Threshold	$1,130,500	25%
Below Threshold	Less than $1,130,500	0%

Payout for performance between threshold and target and between target and maximum will be linearly interpolated.

The amount of LTIP units earned shall be multiplied by the Peer Relative Modifier based on our TSR compared to the average performance of a group of CBD-focused NYC office peers, comprised of Empire State Realty Trust, SL Green Realty Corp, and Vornado Realty Trust, over the three-year performance measurement period as follows:

	TSR Relative	Peer Relative
Performance Level	to Peer Average	TSR Modifier
Maximum	+2000 basis point or greater	125%
Target	0 basis points	100%
Threshold	-2000 basis points or less	75%

Modifier for performance between levels will be linearly interpolated.

Furthermore, if our TSR is negative over the three-year performance measurement period, then the number of LTIP units that are earned under the 2022 Performance Program will be reduced by 30.0% of the number of such awards that otherwise would have been earned. Notwithstanding our relative TSR, no more than 100% of the maximum number of units may be earned.

Awards earned under the 2022 Performance Program vest 50.0% upon the conclusion of the performance measurement period, and the remaining 50.0% on December 31, 2025. In addition, our NEOs are required to hold earned awards for an additional year following vesting.

Time-Based LTIP Units and AOLTIP Units

The time-based LTIP units and AOLTIP Units that were granted for 2022 are subject to ratable vesting over four years (i.e., 25% vesting on each of February 15, 2023, 2024, 2025 and 2026, subject to continued employment).

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COMPENSATION DISCUSSION AND ANALYSIS

Roles of the Compensation Committee, Compensation Consultant and Management

Compensation Committee

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee has overall responsibility for monitoring the performance of our executives and evaluating and approving our executive compensation plans, policies and programs. In addition, our Compensation Committee oversees and administers our Amended and Restated 2014 Equity Incentive Plan.

The Compensation Committee, after taking into account recommendations from our independent compensation consultant, determines all components of our CEO’s compensation. With respect to the other NEOs, the Compensation Committee seeks input from our CEO, in addition to our independent compensation consultant, and then reviews and grants final approval of all components of our other NEOs’ compensation as well.

Compensation Consultant

The Compensation Committee has engaged FW Cook, an outside compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. FW Cook provided our Compensation Committee with advice concerning the types and levels of compensation to be paid to our NEOs. FW Cook also guided the Compensation Committee in the design of our performance-based equity programs.

The Compensation Committee performs an annual assessment of the compensation consultant’s independence to determine whether the consultant is independent. The Compensation Committee has determined that FW Cook is independent, and that their work has not raised any conflicts of interest.

Management

Our CEO attends Compensation Committee meetings, as appropriate, provides information as to the individual performance of the other NEOs and makes annual recommendations to the Compensation Committee of appropriate compensation levels for all NEOs other than himself. Nonetheless, all components of our executive officers’ compensation must be approved by the Compensation Committee in its sole discretion and the Compensation Committee regularly meets in executive session without our CEO or any members of management.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Policies and Practices

Employment Agreements and Executive Severance Plan

As of December 31, 2022, we have employment agreements with Messrs. Behler, Paes and Brindley. We also have an Executive Severance Plan for all executive officers that are not covered under a separate employment agreement. As of December 31, 2022 the Executive Severance Plan covered Mr. Johnson. (See “Potential Payments Upon Termination or Change in Control” below). These agreements and the Executive Severance Plan provide certain level of severance in the event of a termination by us without cause or by the executives for good reason. In return, each executive agrees to certain restrictive covenants, including noncompetition and nonsolicitation covenants during their employment with us and for a limited period after termination of employment. We believe that these agreements and the Executive Severance Plan provide appropriate incentives and protections to these executives and, because the severance benefits are agreed to in advance, avoid the need for protracted negotiations in the event of termination of employment.

Other Elements of Compensation

Employee Benefits. Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, such as medical, dental, life and long-term disability insurance.

401(k) Plan. We have a 401(k) Savings/Retirement Plan (“401(k) Plan”) that covers eligible employees, including our NEOs. Our 401(k) Plan permits eligible employees to contribute up to 25.0% of their pre-tax compensation and/or up to 25.0% of their after-tax compensation as a Roth contribution, subject to certain limitations imposed by the Internal Revenue Code (the “Code”). The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Our 401(k) Plan includes a matching contribution, subject to Code limitations, equal to 100.0% of the first 6.0% and 50.0% of the next 6.0% of the participant’s contributions.

Perquisites and Other Personal Benefits. We reimburse Mr. Behler for his club memberships up to $20,000 each year and provide him with life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. Mr. Behler also has personal use of a Company-leased car as well as limousine service. We provide Messrs. Paes and Brindley with an annual car allowance of $15,000 and free parking at the Company’s premises for which the Company did not incur incremental cost.

Clawback Policy

We have adopted a formal clawback policy, which allows us to recoup compensation paid to an officer covered by the policy if the related financial results are subsequently restated as described below. The policy covers all of our current and former NEOs as well as certain other specified officers. Pursuant to this policy, if we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, then the Compensation Committee may require an employee covered by the policy to repay or forfeit to the Company “excess compensation.” Excess compensation includes annual cash bonus and long-term incentive compensation in any form (including AOLTIP units and LTIP units, whether time-based or performance-based) received by that employee during the three-year period preceding the publication of the restated financial statements that the Compensation Committee determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from an officer, the Compensation Committee may take into account any factors it deems reasonable, including any determination whether the officer engaged in fraud, willful misconduct or committed acts or omissions which materially contributed to the events that led to the restatement.

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COMPENSATION DISCUSSION AND ANALYSIS

On October 26, 2022, the U.S. Securities and Exchange Commission adopted final rules implementing the incentive-based compensation recovery (clawback) provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. The Compensation Committee intends to conform its clawback policy to the final NYSE listing standards.

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives currently have pledges with respect to our stock in place. Under our anti-hedging policy, no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee. Our anti-hedging policy applies to additional designated employees, but not all of our employees are subject to the policy.

We also have an anti-pledging policy whereby no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Minimum Share Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a value equal to or greater than a multiple (six times, in the case of our Chief Executive Officer, and three times, in the case of all other Section 16 executive officers) of such executive officer’s base salary. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned performance-based LTIP units. Each executive officer must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for executive officers in place at that time) and the date of such officer’s appointment (for subsequently appointed executive officers), and until such time as the executive officer achieves such minimum, he or she must retain 50 percent of the value of any vested award, net of taxes.

We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. In calculating minimum stock ownership guidelines, we exclude stock options, AOLTIP units and unearned performance-based LTIP units. Each independent director must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy (for directors in place at that time) and the date of such director’s election to our Board (for subsequently appointed directors) to attain compliance with the stock ownership requirements.

Accounting Standards

The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives. ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity awards under the Amended and Restated 2014 Equity Incentive Plan will be accounted for under ASC Topic 718.

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COMPENSATION DISCUSSION AND ANALYSIS

Risk Considerations in Our Compensation Programs

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and FW Cook, and the Compensation Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking.

We structure the compensation of our executive officers to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance. The variable portion of compensation (STIC and LTIC) is designed to encourage and reward both short- and long-term financial, operational and individual performance, with appropriate caps on the maximum amount of annual cash incentive compensation and shares and/or units that can be earned. We have also put in place various policies (anti-hedging and pledging and clawback policies and stock ownership guidelines) that address and mitigate compensation-related risks.

Tax Gross-Up Payments

We do not provide any “golden parachute” tax gross-up payments to our NEOs. Under the employment agreements with certain of our NEOs, if any payments or benefits to be paid or provided to the executive would be subject to “golden parachute” excise taxes under Section 280G of the Code, the executive’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.

Tax Considerations

LTIP Units and AOLTIP Units. For the LTIC awards that we grant to our NEOs, we issue a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. Except for the LTIP units issued under our Performance Programs, LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

In addition to the LTIP units described above, we also have issued another class of units of limited partnership interest in our operating partnership that are intended to be similar to stock options from an economic perspective, which we refer to as AOLTIP units. AOLTIP units are also intended to qualify as “profits interests” for U.S. federal income tax purposes.

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COMPENSATION DISCUSSION AND ANALYSIS

Like stock options, AOLTIP units operate in a manner that generally permits holders to realize the benefit of any increase in the per share value of our common stock above the value at the time the AOLTIP units are granted. At the time of the grant of AOLTIP units, the operating partnership establishes a participation threshold, the vesting terms and the mandatory conversion date, if any, for the AOLTIP units. The participation threshold corresponds to the exercise price of a stock option while the mandatory conversion date corresponds to the expiration date of a stock option. Similar to the exercise price for stock options, the participation threshold will equal the per unit value of the common units of our operating partnership on the grant date. AOLTIP units will receive distributions on a per unit basis equivalent to 10% of the dividends paid per share on our common stock from the grant date to their conversion as opposed to holders of stock options who will not receive any distributions relating to periods between grant and exercise.

Once AOLTIP units have vested, they may be converted into common units of our operating partnership by the holder at any time prior to their mandatory conversion date in a manner that is similar to a net exercise of stock options. Upon exercise of this conversion right, the AOLTIP units will convert into a number of common units of the operating partnership that have an aggregate value equal to the aggregate spread of the AOLTIP units that are converted. The “spread” for each AOLTIP unit will equal the excess, if any, of the per share value of our common stock on the conversion date above such per share value at the time the AOLTIP unit was granted (i.e., the participation threshold). Any AOLTIP units that have not been voluntarily converted prior to the mandatory conversion date established at the time the AOLTIP units were granted will automatically convert into common units on such mandatory conversion date, or be forfeited if per share value of our common stock on the conversion date is less than the participation threshold for the AOLTIP units.

LTIP units and AOLTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock and stock options, respectively, with more favorable U.S. federal income tax treatment available for “profits interests” under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Similarly, holders of non-qualified stock options are taxed upon exercise. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit or AOLTIP unit or conversion into common units but only when he or she chooses to liquidate the common units into which his LTIP units or AOLTIP units convert. Therefore, an executive who wishes to hold his equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units or AOLTIP units. In light of the increased tax efficiency, we have chosen to use LTIP units and AOLTIP units for grants to our executives. We believe that the use of LTIP units and AOLTIP units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock or stock options, and (iv) further aligned the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the use of LTIP units and AOLTIP units, as compared to restricted stock and stock options.

Section 409A of the Code. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Greg Wright (Chair)

Martin Bussmann

Peter Linneman

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Compensation of Executive Officers

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our NEOs:

Name and Principal Position	Year	Salary $	Bonus $	Non-Equity Incentive Plan Compensation $		Stock Awards(1) $		Option Awards(1) $		All Other Compensation $		Total $
Albert Behler	2022	1,100,000	-	1,766,000	(4)	4,687,500	(2)	1,562,500		209,413	(3)	9,325,413
Chairman, Chief Executive	2021	1,100,000	-	2,225,000	(4)	4,687,500		1,562,500		171,050		9,746,050
Officer and President	2020	1,100,000	-	1,500,000	(4)	6,524,028	(5)	-		173,865		9,297,893
Wilbur Paes	2022	650,000	-	1,235,000		1,800,000	(2)	695,000	(4)	38,176	(3)	4,418,176
Chief Operating Officer,	2021	647,700	-	1,380,000	(4)	3,075,000	(6)	525,000		37,176		5,664,876
Chief Financial Officer	2020	624,000	-	900,000		2,353,871	(5)	-		37,176		3,915,047
and Treasurer
Peter Brindley	2022	560,000	-	900,000	(4)	1,250,000	(2)(4)	412,500	(4)	37,954	(3)	3,160,454
Executive Vice President,	2021	556,462	-	1,150,000	(4)	2,550,000	(6)	350,000		35,726		4,642,188
Head of Real Estate	2020	520,000	-	615,000		1,513,662	(4)(5)	-		21,879		2,670,541
Gage Johnson	2022	390,000	-	450,000	(4)	418,750	(2)(4)	131,250		22,868	(3)	1,412,868
Senior Vice President,	2021	390,000	-	425,000	(4)	423,750	(4)	131,250		21,868		1,391,868
General Counsel and	2020	390,000	-	295,000	(4)	617,119	(4)(5)	-		21,861		1,323,980
Secretary

(1)	Reflects the aggregate grant date fair value of stock awards and option awards granted, calculated in accordance with ASC Topic 718, disregarding the estimate for forfeitures. The assumptions we used for calculating the grant date fair values are set forth in Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(2)	Assuming that maximum performance is achieved for performance awards granted in 2022, the value of the awards made to our NEOs under the performance program at the date of grant would have been as follows: Mr. Behler – $8,760,989; Mr. Paes – $2,803,520; Mr. Brindley – $1,869,020 and Mr. Johnson – $613,287, respectively. The actual grant date fair value of these awards are set forth below under “2022 Grants of Plan Based Awards.”
(3)	The table below sets forth the components of “All Other Compensation” for 2022.

Executive	Life Insurance/ Executive Long-Term Disability Insurance $	401(k) Company Match $	Car Allowance/ Car/ Car Insurance $		Parking $		Club Membership $	Total $
Albert Behler	125,906	25,308	38,199	(a)	-		20,000	209,413
Wilbur Paes	2,676	20,500	15,000	(a)	-	(a)	-	38,176
Peter Brindley	2,676	20,278	15,000	(a)	-	(a)	-	37,954
Gage Johnson	2,368	20,500	-		-		-	22,868
(a)	For Mr. Behler, reflects the use of a Company-leased car as well as limousine service. Messrs. Paes and Brindley each received an annual car allowance of $15,000 and free parking at the Company’s premises for which the Company did not incur incremental cost.

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COMPENSATION OF EXECUTIVE OFFICERS

(4)	Our NEOs may elect to exchange all or a portion of their STIC for equity pursuant to our Bonus Exchange Program (see page 60 for details). The following table shows the actual cash bonuses awarded to the NEOs pursuant to our STIC program that participated in the Bonus Exchange Program, including the amount exchanged, the premium received on exchange and the exchanged equity value. Pursuant to SEC rules, the amount of the actual bonuses awarded is reported in the above Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column, but the 25% premium on exchange is disclosed in the following year under the column “Stock Awards” or “Option Awards” as applicable.

Executive	Year	STI Compensation $	Amount Exchanged $	25% Premium on Exchange $	Exchange Equity Value $
Albert Behler	2022	1,766,000	883,000	-	883,000
	2021	2,225,000	2,225,000	-	2,225,000
	2020	1,500,000	1,200,000	-	1,200,000
Wilbur Paes	2022	1,235,000	-	-	-
	2021	1,380,000	380,000	95,000	475,000
	2020	900,000	-	-	-
Peter Brindley	2022	900,000	125,000	31,250	156,250
	2021	1,150,000	250,000	62,500	312,500
	2020	615,000	-	-	-
Gage Johnson	2022	450,000	50,000	12,500	62,500
	2021	425,000	100,000	25,000	125,000
	2020	295,000	120,000	30,000	150,000

(5)	Includes for Messrs. Behler, Paes, Brindley and Johnson, $274,028, $253,871, $57,412 and $31,819, respectively, of incremental fair value (calculated pursuant to ASC Topic 718) relating to amendments of LTIP unit awards originally granted to them between 2017 and 2020.
(6)	Includes LTIP units granted on February 4, 2021 to each of Messrs. Paes and Brindley with a grant date fair value of $1,500,000 in connection with their respective promotions to Chief Operating Officer, Chief Financial Officer and Treasurer, and Executive Vice President – Head of Real Estate.

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COMPENSATION OF EXECUTIVE OFFICERS

2022 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to our NEOs in the fiscal year ended December 31, 2022.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of shares of Stocks		All Other Option Awards; Number of Securities Underlying		Exercise or Base Price of Options or		Grant Date Fair Value of Stock
	Grant	Approval	Threshold (1)	Target(1)	Maximum(1)	Threshold(2)	Target(2)	Maximum(2)	or Units		Options		Awards		Awards
Executive	Date	Date	$	$	$	#	#	#	#		#		($/Share)		$
Albert Behler	n/a	n/a	825,000	1,650,000	2,475,000	-	-	-	-		-		-		-
	1/13/2022	1/13/2022	-	-	-	235,258	470,515	941,030	-		-		-		3,750,000
	1/13/2022	1/13/2022	-	-	-	-	-	-	109,266	(3)	-		-		937,500
	1/13/2022	1/13/2022	-	-	-	-	-	-	-		662,077	(4)	9.31	(4)	1,562,500
Wilbur Paes	n/a	n/a	487,500	975,000	1,462,500	-	-	-	-		-		-		-
	1/13/2022	1/13/2022	-	-	-	75,283	150,565	301,130	-		-		-		1,200,000
	1/13/2022	1/13/2022	-	-	-	-	-	-	69,931	(3)	-		-		600,000
	1/13/2022	1/13/2022	-	-	-	-	-	-			254,238	(4)	9.31	(4)	600,000
Peter Brindley	n/a	n/a	420,000	840,000	1,260,000	-	-	-	-		-		-		-
	1/13/2022	1/13/2022	-	-	-	50,189	100,377	200,754	-		-		-		800,000
	1/13/2022	1/13/2022	-	-	-	-	-	-	46,621	(3)	-		-		400,000
	1/13/2022	1/13/2022	-	-	-	-	-	-	-		169,492	(4)	9.31	(4)	400,000
Gage Johnson	n/a	n/a	195,000	390,000	585,000	-	-	-	-		-		-		-
	1/13/2022	1/13/2022	-	-	-	16,469	32,937	65,874	-		-		-		262,500
	1/13/2022	1/13/2022	-	-	-	-	-	-	15,298	(3)	-		-		131,250
	1/13/2022	1/13/2022	-	-	-	-	-	-	-		55,615	(4)	9.31	(4)	131,250

(1)	Represents possible payouts of the awards made under our STIC program for 2022, which are described in more detail above under “–Compensation Discussion and Analysis.”
(2)	The information in these columns represents awards made under our performance program which are described above. We determine award amounts for our performance program awards based on a target grant date fair value. Accordingly, the target amount in the table above represents the number of LTIP units with a value equal to the target grant date fair value on the grant date.
(3)	Represents LTIP units granted to executive officers under our Amended and Restated 2014 Equity Incentive Plan, with 25.0% vesting on each of February 15, 2023, 2024, 2025 and 2026, subject to continued employment.
(4)	Represents AOLTIP units with a participation threshold of $9.31 granted to executive officers under our Amended and Restated 2014 Equity Incentive Plan, with 25.0% vesting on each of February 15, 2023, 2024, 2025 and 2026, subject to continued employment.

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COMPENSATION OF EXECUTIVE OFFICERS

Discussion of Summary Compensation Table and 2022 Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2022 Grants of Plan-Based Awards Table was paid or awarded, are described above under “–Compensation Discussion and Analysis.”

Employment Agreements

We have employment agreements in effect with each of Messrs. Behler, Paes and Brindley. Under the terms of these agreements with Messrs. Behler, Paes and Brindley, they were entitled to receive an annual base salary of $1,100,000, $650,000 and $560,000, respectively, subject to potential merit increases (but not decreases) each year. Each employment agreement also provided for cash bonuses with a target amount of at least 150.0% of base salary, with the amount of the actual cash bonuses, which may be more or less than the target amount, to be made by our Compensation Committee, in its sole discretion, based on such factors relating to the performance of the executive or us as it deems relevant. Each agreement also provided eligibility for vacation and for participation in various employee benefits such as health, dental, life and disability insurance, Amended and Restated 2014 Equity Incentive Plan, and Section 401(k) plan. The employment agreement for Mr. Behler also provides for reimbursement of club memberships up to $20,000 each year, minimum life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. The employment agreement for Messrs. Paes and Brindley provided for an annual car allowance of $15,000 and free parking. In addition, the employment agreements for Messrs. Paes and Brindley each provided for the grant of a one-time special promotion equity awards consisting of LTIP units with a value of $1,500,000 subject to cliff vesting based on continued employment through the fifth anniversary of the grant date. The awards were granted on February 4, 2021 and consisted of 180,941 LTIP units.

The term of Mr. Behler’s current employment agreement ends on December 31, 2024 unless earlier terminated and will automatically extend for additional one-year terms unless either party provides written notice of a non-renewal no later than 180 days prior to December 31 of a given year. The terms of Messrs. Paes’ and Brindley’s current employment agreements end on March 31, 2024 unless earlier terminated and will automatically extend for an additional one-year term at the expiration of the initial term unless either party provides written notice of a non-renewal no later than 180 days prior to the expiration of the initial term. Additionally, each of the employment agreements provides certain severance and change in control benefits which are described in more detail below under “–Severance and Change in Control Benefits.”

LTIP Unit Awards

In 2022, we granted LTIP units to our NEOs pursuant to our Amended and Restated 2014 Equity Incentive Plan, as described in the 2022 Grants of Plan-Based Awards table. Generally, we make distributions to holders of all LTIP units (other than those granted pursuant to our Performance Programs), whether vested or not, at the same rate per share as dividends per share paid to our common stockholders. For LTIP units granted under our performance programs generally, holders are allocated a share of the taxable income from our operating partnership beginning on the grant date and, accordingly, are entitled generally to a corresponding share of distributions per unit from our operating partnership, which is equivalent to 10% of the dividends paid per share on our common stock beginning on the grant date with respect to the maximum number of LTIP units subject to the award. To the extent LTIP units are earned under the performance program, the holder is entitled to the additional amount of distributions that would have been paid during the performance measurement period if such earned LTIP Units had been entitled to distributions per unit equal to 100% of the dividends paid per share on our common stock, which amount will either be paid in cash or in the form of the vesting of an additional number of LTIP unit that would have been received if the holder had contemporaneously reinvested the additional amount of such distributions. See “– Potential Payments Upon Termination or Change in Control” for a description of the treatment of the LTIP units in the event of a termination of employment or a change of control.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth certain information with respect to all outstanding equity awards held by our NEOs as of December 31, 2022.

	Option Awards						Stock Awards
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested(1) $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested(2) #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested(1)(2) $
Albert Behler	500,000		-		17.50	11/17/2024	-		-	-	-
	238,971		-		14.94	2/23/2026	-		-	-	-
	606,344		-		16.81	1/30/2027	-		-	-	-
	600,000	(3)	-		8.63	1/11/2028	-		-	-	-
	195,312	(4)	585,938	(5)	8.63	1/11/2028	-		-	-	-
	1,112,500	(6)	-		8.63	1/13/2029	-		-	-	-
	-		662,077	(7)	9.31	1/13/2029	-		-	-	-
	-		-		-	-	35,176	(8)	208,945	-	-
	-		-		-	-	95,493	(9)	567,228	-	-
	-		-		-	-	88,333	(10)	524,698	-	-
	-		-		-	-	109,266	(11)	649,040	-	-
	-		-		-	-	252,008	(12)	1,496,928	-	-
	-		-		-	-	-		-	905,045	5,375,967
Wilbur Paes	100,000		-		19.08	3/31/2025	-		-	-	-
	65,625	(4)	196,875	(5)	8.63	1/11/2028	-		-	-	-
	-		237,500	(13)	8.63	1/13/2029	-		-	-	-
	-		254,238	(7)	9.31	1/13/2029	-		-	-	-
	-		-		-	-	16,314	(8)	96,905	-	-
	-		-		-	-	190,259	(14)	1,130,138	-	-
	-		-		-	-	40,107	(9)	238,236	-	-
	-		-		-	-	49,467	(10)	293,834	-	-
	-		-		-	-	180,941	(15)	1,074,790	-	-
	-		-		-	-	69,931	(11)	415,390	-	-
	-		-		-	-	70,564	(12)	419,150	-	-
	-		-		-	-	-		-	272,233	1,617,064
Peter Brindley	43,750	(4)	131,250	(5)	8.63	1/11/2028	-		-	-	-
	-		31,250	(13)	8.63	1/13/2029	-		-	-	-
	-		169,482	(7)	9.31	1/13/2029	-		-	-	-
	-		-		-	-	11,012	(8)	65,411	-	-
	-		-		-	-	26,738	(9)	158,824	-	-
	-		-		-	-	4,361	(16)	25,904	-	-
	-		-		-	-	32,978	(10)	195,889	-	-
	-		-		-	-	180,941	(15)	1,074,790	-	-
	-		-		-	-	46,621	(11)	276,929	-	-
	-		-		-	-	31,566	(17)	187,502	-	-
	-		-		-	-	47,043	(12)	279,435	-	-
	-		-		-	-	-		-	181,489	1,078,045
Gage Johnson	21,378		-		16.81	1/30/2027	-		-	-	-
	16,406	(4)	49,219	(5)	8.63	1/11/2028	-		-	-	-
	-		55,615	(7)	9.31	1/13/2029	-		-	-	-
	-		-		-	-	4,079	(8)	24,229	-	-
	-		-		-	-	10,027	(9)	59,560	-	-
	-		-		-	-	4,675	(16)	27,770	-	-
	-		-		-	-	12,367	(10)	73,460	-	-
	-		-		-	-	11,364	(18)	67,502	-	-
	-		-		-	-	15,298	(11)	90,870	-	-
	-		-		-	-	15,783	(17)	93,751	-	-
	-		-		-	-	17,642	(12)	104,793	-	-
	-		-		-	-	-		-	63,354	376,323

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COMPENSATION OF EXECUTIVE OFFICERS

(1)	Based on a price of $5.94 per unit, which was the closing price on the NYSE of one share of our common stock on December 30, 2022. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.
(2)	Represents outstanding awards under our 2021 and 2022 Performance Programs. Awards under our 2021 Performance Program are earned based on our TSR over a three-year performance period ending December 31, 2023, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50% vesting on December 31, 2024, subject to continued employment. Awards under our 2022 Performance Program are earned based on our cumulative NOI over a three-year performance period ending December 31, 2024, with 50% of any award earned vesting upon the conclusion of the performance measurement period, and the remaining 50% vesting on December 31, 2025, subject to continued employment. Assuming performance for the three-year performance period applicable to these awards continued at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2022, the NEOs would have earned awards under the 2021 Performance Program and 2022 Performance Program between threshold and target. In accordance with SEC rules, the number and market or payout value of equity incentive plan awards is based on the awards that the NEOs would have earned under our Performance Programs at the performance levels set forth below. All components of the award are included at the same performance level and, as linear interpolation applies for performance between levels, target amounts are based on the grant date fair value of the award divided by the price per share of our common stock on the grant date, which reflects the manner in which our Compensation Committee determines the target amount of these awards.

	2021 Performance	2022 Performance
Executive	Program at Target	Program at Target
Albert Behler	434,530	470,515
Wilbur Paes	121,668	150,565
Peter Brindley	81,112	100,377
Gage Johnson	30,417	32,937

(3)	Represents fully vested AOLTIP units granted on January 11, 2021 in connection with our bonus exchange program.
(4)	Represents the vested portion of the AOLTIP units granted on January 11, 2021.
(5)	Represents the unvested portion of the AOLTIP units granted on January 11, 2021, with vesting in equal installments on each of February 15, 2023, 2024 and 2025, subject to continued employment.
(6)	Represents fully vested AOLTIP units granted on January 13, 2022 in connection with our bonus exchange program.
(7)	Represents the AOLTIP units granted on January 13, 2022, with vesting in equal installments on each of February 15, 2023, 2024, 2025 and 2026, subject to continued employment.
(8)	Represents the unvested portion of LTIP units granted on January 14, 2019, with vesting on February 15, 2023, subject to continued employment.
(9)	Represents the unvested portion of LTIP units granted on January 17, 2020, with vesting in equal installments on each of February 15, 2023 and 2024, subject to continued employment.
(10)	Represents the unvested portion of LTIP units granted on January 11, 2021, with vesting in equal installments on each of February 15, 2023, 2024 and 2025, subject to continued employment.
(11)	Represents the LTIP units granted on January 13, 2022, with vesting in equal installments on each of February 15, 2023, 2024, 2025 and 2026, subject to continued employment.
(12)	Represents LTIP units earned under our 2020 Performance Program based on TSR performance through December 31, 2022, which remained subject to vesting, with 50% vesting on January 25, 2023, the date on which the amount earned was determined, and the remaining 50% vesting on December 31, 2023, subject to continued employment.

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(13)	Represents the AOLTIP units granted on January 13, 2022 in connection with our bonus exchange program, with 40.0% vesting on each of February 15, 2023 and 2024, and the remaining 20.0% vesting on February 15, 2025, subject to continued employment.
(14)	Represents the LTIP units granted to Mr. Paes on June 3, 2019 in connection with his employment agreement, which will cliff vest on June 3, 2024, subject to continued employment.
(15)	Represents the LTIP units granted to Messrs. Paes and Brindley on February 4, 2021 in connection with their promotions, which will cliff vest on February 4, 2026, subject to continued employment.
(16)	Represents the unvested portion of LTIP units granted on January 17, 2020 in connection with our bonus exchange program, with vesting on February 15, 2023, subject to continued employment.
(17)	Represents the LTIP units granted on January 13, 2022 in connection with our bonus exchange program, with 40.0% vesting on each of February 15, 2023 and 2024, and the remaining 20.0% vesting on February 15, 2025, subject to continued employment.
(18)	Represents the unvested portion of LTIP units granted on January 11, 2021 in connection with our bonus exchange program, with two-thirds vesting on February 15, 2023 and the remaining one-third vesting on February 15, 2024, subject to continued employment.

2022 Option Exercises and Stock Vested

The following table sets forth the aggregate number of options to purchase shares of our common stock that were exercised by each of our NEOs in 2022 and the aggregate number of each NEO’s shares of common stock and LTIP units that vested in 2022. The value realized on exercise is the product of (i) the closing price on the NYSE of a share of common stock on the date of exercise minus the exercise price, multiplied by (ii) the number of shares of common stock underlying exercised options. The value realized on vesting is the product of (i) the closing price on the NYSE of a share of common stock on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which there were reported sales), multiplied by (ii) the number of shares/LTIP units vesting.

	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
Albert Behler	-	-	141,436	1,318,183
Wilbur Paes	-	-	76,220	710,370
Peter Brindley	-	-	55,729	519,395
Gage Johnson	-	-	37,453	349,061

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COMPENSATION OF EXECUTIVE OFFICERS

Employment Agreements

Pursuant to the terms of the employment agreements with Messrs. Behler, Paes and Brindley, upon the termination of the executive’s employment by us without “cause” (as defined in the applicable employment agreement) or by the executive for “good reason” (as defined in the applicable employment agreement), subject to the executive signing a separation agreement and mutual release, the executive will be entitled to the following severance payments and benefits:

●	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;
●	a lump sum cash payment equal to a multiple of (x) the executive’s then-current annual base salary, plus (y) the average of the annual cash incentive bonuses earned by the executive with respect to the three immediately preceding fiscal years (but not less than $1,250,000 for Mr. Behler, $975,000 for Mr. Paes, which was increased from $900,000 in connection with the new agreement we entered into with Mr. Paes on February 4, 2021 and $840,000 for Mr. Brindley); the multiple is 2 for Mr. Behler and 1 for Messrs. Paes and Brindley or, in the event such termination occurs in connection with or within two years after a change in control (as defined in the applicable employment agreement), 3 for Mr. Behler and 2 for Messrs. Paes and Brindley;
●	a prorated portion of the annual bonus for the year of termination, calculated based on the executive’s target bonus for such year;
●	a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is 2 for Mr. Behler and 1.5 for Messrs. Paes and Brindley; or, in the event such termination occurs in connection with or within two years after a change in control, 2 for Messrs. Behler, Paes and Brindley; and
●	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

None of the employment agreements provide for any tax gross ups and, in the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive. Each employment agreement provides that, upon a change in control, we will set aside funds in a rabbi trust in an amount sufficient to pay the severance payments due in the event of the termination of the executive in connection with or within two years after a change in control of the Company either by us without “cause” or by the executive for “good reason,” provided that the executive will only be entitled to these funds in the event the executive’s employment is actually terminated in connection with or within two years after a change in control of the Company either by us without “cause” or by the executive for “good reason.”

All of the cash severance payments described above are to be made as lump sum payments within 30 days after the date of termination of employment. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months and one day after termination during which time the payments will accrue interest at the short-term applicable federal rate.

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COMPENSATION OF EXECUTIVE OFFICERS

Each employment agreement also provides that in the event the executive’s employment is terminated on account of his death or disability, the executive or his beneficiary in the case of death will receive the following payments:

●	a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;
●	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and
●	accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Each executive is subject to certain restrictive covenants pursuant to their employment agreements, including non-competition and non-solicitation covenants during their employment with us and for six months after termination of employment.

Executive Severance Plan

We have adopted an Executive Severance Plan for the benefit of certain specified executive officers who are not parties to (or, in some cases, who may no longer be covered by the severance provisions of) an employment agreement, including Mr. Johnson and Ms. Berberi. In the event a participating officer is terminated by us without cause, subject to the officer signing a separation agreement and release with restrictive covenants, including noncompetition and nonsolicitation covenants for six months after termination of employment, this plan will provide severance benefits in the amount of the sum of the officer’s base salary, most recent cash bonus and an amount equal to the annual premium payable by us for the officer’s health and dental insurance.

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COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments Upon Termination or Change in Control

The following tables set forth the amounts that would have been paid to our continuing NEOs in the event of a termination by us without “cause” or by the executive for “good reason” other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by us without “cause” or by the executive for “good reason” in connection with a change in control occurring, in each case, as of December 31, 2022. The amounts in the tables below exclude payments that would be made for (i) accrued salary and vacation pay; (ii) distribution of plan balances under our 401(k) plan or deferred compensation plan; (iii) life insurance proceeds in the event of death; and (iv) disability insurance payouts in the event of disability to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment.

Executive	Without Cause / For Good Reason $	Death/ Disability $	Change in Control (No Termination) $	Change in Control (Termination Without Cause/For Good Reason) $
Albert Behler
Bonus	1,650,000	1,766,000	-	1,650,000
Cash Severance	6,233,333	-	-	9,350,000
Vesting of LTIP Units(1)	3,446,839	3,446,839	3,446,839	3,446,839
Vesting of AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	5,023,334	5,023,334
Benefits(4)	26,064	-	-	26,064
Total(5)	11,356,236	5,212,839	8,470,173	19,496,237
Wilbur Paes
Bonus	975,000	1,235,000	-	975,000
Cash Severance	1,860,000	-	-	3,720,000
Vesting of LTIP Units(1)	3,668,443	3,668,443	3,668,443	3,668,443
Vesting of AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	1,508,960	1,508,960
Benefits(4)	56,564	-	-	75,418
Total(5)	6,560,007	4,903,443	5,177,403	9,947,821
Peter Brindley
Bonus	840,000	900,000	-	840,000
Cash Severance	1,448,333	-	-	2,896,667
Vesting of LTIP Units(1)	2,264,684	2,264,684	2,264,684	2,264,684
Vesting of AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	1,005,979	1,005,979
Benefits(4)	62,774	-	-	83,698
Total(5)	4,615,791	3,164,684	3,270,663	7,091,028
Gage Johnson
Bonus	-	-	-	-
Cash Severance	780,000	-	-	780,000
Vesting of LTIP Units(1)	541,935	541,935	541,935	541,935
Vesting of AOLTIP Units(2)	-	-	-	-
Performance Awards(3)	-	-	351,648	351,648
Benefits(4)	41,849	-	-	41,849
Total(6)	1,363,784	541,935	893,583	1,715,432

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COMPENSATION OF EXECUTIVE OFFICERS

(1)	For all of the executives, outstanding equity awards with time-based vesting fully vest upon a change in control, the executive’s termination upon death or disability, or termination by us without cause or by the executive for good reason. As of December 31, 2022, Messrs. Behler, Paes, Brindley and Johnson held unvested time-based LTIP units as follows: Mr. Behler – 580,276 LTIP units; Mr. Paes – 617,583 LTIP units; Mr. Brindley – 381,260 LTIP units; and Mr. Johnson – 91,235 LTIP units. For purposes of the tables above, the value of the equity awards that vest are based on the value of unvested awards set forth in the “Outstanding Equity Awards at Fiscal Year-End 2022” table above.
(2)	All of the executives’ outstanding AOLTIP units fully vest upon a change in control, the executive’s termination upon death or disability, termination by us without cause or by the executive for good reason. Assumes that the per share value of the AOLTIP units that vest equals (i) $5.94 per share, which was the closing price on the NYSE of one share of our common stock on December 30, 2022, less (ii) the participation threshold of such AOLTIP units. Information regarding unvested AOLTIP units held by our NEOs as of December 31, 2022 is contained in the “Outstanding Equity Awards at Fiscal Year-End 2022” table above.
(3)	In accordance with the terms of our Performance Programs outstanding as of December 31, 2022, in the event of a change in control during the performance period, the performance period will be shortened to end on the date of the change in control and the executives’ awards will be based on performance through that date, measured against prorated performance hurdles. Any LTIP units earned upon a change in control will be fully vested on the date of change in control. Based on our TSR performance from the beginning of the respective performance period through December 31, 2022, in the event of a change in control as of December 31, 2022, our executives would have earned 43.3% of the maximum under our 2021 Performance Program and 43.7% of the maximum under our 2022 Performance Program. If an executive’s employment is terminated before the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason, the executive’s award will be calculated as of the end of the performance period in the same manner as if such termination had not occurred, but prorated based on the number of days in the performance period during which such executive was employed by us. Any LTIP units so earned will be fully vested. No amounts are included in the event of such a termination, because the executive only would have been entitled to vesting to the extent that the awards were earned based on the achievement of the performance-based vesting criteria through the end of the performance period. If an executive’s employment is terminated after the end of a performance period as a result of death or disability, or is terminated by us without cause or by the executive for good reason, any LTIP units earned will be fully vested, but any LTIP units earned under our 2021 Performance Program and 2022 Performance Program generally, except in the case of termination as a result of death or disability, will not be transferable until the regular vesting date would have occurred.
(4)	Benefits payment includes a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler, 1.5 for Messrs. Paes and Brindley, and one for Mr. Johnson; or, in the event such termination occurs in connection with or within two years after a change in control, two for Messrs. Behler, Paes, and Brindley and one for Mr. Johnson.
(5)	In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.
(6)	Payments under the Executive Severance Plan are subject to Messrs. Johnson signing a separation agreement and release with restrictive covenants, including noncompetition and nonsolicitation covenants for six months after termination of employment.

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COMPENSATION OF EXECUTIVE OFFICERS

PEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Mr. Behler.

As illustrated in the table below, our 2022 PEO to median employee pay ratio was 97.32.

"PEO" 2022 Compensation	$ 9,325,413
Median Employee 2022 Compensation	$ 95,823
Ratio of PEO to Median Employee Compensation	97.32

We identified the median employee using the amount reported as compensation on the employee’s Form W-2 for the year ended December 31, 2022, for all individuals who were employed by us on December 31, 2022, the last day of our payroll year (whether employed on a full-time, part-time or seasonal basis). Employees on leave of absence were excluded from the list and reportable wages were annualized for those employees who were not employed for the full calendar year.

Compensation Committee Interlocks and Insider Participation

During 2022, the following directors, all of whom are independent directors, served on our Compensation Committee for at least part of the year: Martin Bussmann, Karin Klein, Peter Linneman, Mark Patterson and Greg Wright. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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COMPENSATION OF EXECUTIVE OFFICERS

Pay Versus Performance

The information below presents the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K. For a discussion of our compensation programs and pay for performance philosophy, please refer to our Compensation Discussion and Analysis on pages 39 to 68.

Tabular List of Performance Measures

The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2022. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program.

●	NOI
●	Relative TSR
●	Core FFO Per Share
●	Square Footage of Signed Leases
●	Same Store Leased Occupancy
●	Corporate Overhead (general and administrative expenses)
●	Fundraising (value of capital raised through funds and joint ventures)

NOI is the primary performance metric used to determine payout of LTIP units awarded under our 2022 Performance Program. See page 62 for the description of the 2022 Performance Program.

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COMPENSATION OF EXECUTIVE OFFICERS

Pay Versus Performance Table

Below is the tabular disclosure for our PEO and the average of our NEOs other than the PEO (“Other NEOs”) for 2022, 2021 and 2020.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (4) ($)	Total Stockholder Return (5) ($)	Peer Group Total Stockholder Return (6) ($)	Net Loss (7) ($ thousands)	Company Selected Measure: NOI (8) ($ thousands)
2022	9,325,413	8,046,688	2,997,166	2,201,029	48	61	(36,403)	397,088
2021	9,746,050	6,593,381	3,462,015	2,980,168	65	97	(20,354)	383,788
2020	9,297,893	3,942,462	2,484,614	1,131,946	68	80	(24,704)	404,727

(1)	Reflects the compensation amounts reported in the SCT for our PEO, Mr. Behler, for each of the respective years shown.
(2)	CAP to our PEO is computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. In accordance with SEC rules, reconciliation of the adjustments made from SCT total compensation to CAP for Mr. Behler is set forth following the footnotes to this table.
(3)	For 2022, Other NEOs are Messrs. Paes, Brindley, and Johnson; for 2021 and 2020, Other NEOs are Messrs. Paes, Brindley, Johnson and Mr. David Zobel, former Executive Vice President, Head of Acquisitions.
(4)	Average CAP to our Other NEOs is computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. In accordance with SEC rules, reconciliation of the adjustments made from SCT total compensation to CAP for the average of the Other NEOs is set forth following the footnotes to this table.
(5)	Represents the cumulative TSR of the Company for an initial investment of $100 on December 31, 2019 through and including the end of the fiscal year for each row in the table.
(6)	Represents the cumulative TSR of the MSCI US REIT/Office REIT Index, which is an industry index reported in the performance graph included in the Company’s 2022 Annual Report on Form 10-K, for an initial investment of $100 on December 31, 2019 through and including the end of the fiscal year for each row in the table.
(7)	The Company’s Net Income as reported in the Company’s Consolidated Statements of Income on Form 10-K for each fiscal year in the table.
(8)	The Company’s NOI, which is the Company-Selected Measure, and a non-GAAP measure discussed in our Form 10-K filing.

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COMPENSATION OF EXECUTIVE OFFICERS

Reconciliation of SCT Total Compensation to CAP

	2022		2021		2020
		Average		Average		Average
		Other		Other		Other
		Non-PEO		Non-PEO		Non-PEO
	PEO	NEOs	PEO	NEOs	PEO	NEOs
	($)	($)	($)	($)	($)	($)
Summary Compensation Table Total	9,325,413	2,997,166	9,746,050	3,462,015	9,297,893	2,484,614
Add (Subtract):
Stock award and option value reported
in SCT for the covered year	(6,250,000)	(1,569,167)	(6,250,000)	(2,041,875)	(6,524,028)	(1,401,453)
Year-end fair value of equity awards
granted during fiscal year that are outstanding
and unvested at year-end	5,714,133	1,301,013	5,985,523	1,987,166	3,864,110	818,366
Year-over-Year change in fair value of awards
granted in any prior fiscal year that are
outstanding and unvested at year-end	(881,161)	(656,817)	(1,195,684)	(248,814)	(2,080,515)	(664,014)
Change in fair value from prior year-end to
vesting date of awards granted in any prior
year that vested during the fiscal year	(62,571)	18,256	(1,867,338)	(252,966)	(869,466)	(177,521)
Value of dividends or other earnings paid on
unvested LTIP units not otherwise reflected
in fair value or total compensation	200,874	110,578	174,830	74,642	254,468	71,954
Compensation Actually Paid	8,046,688	2,201,029	6,593,381	2,980,168	3,942,462	1,131,946

The dollar amounts reported represent CAP, as computed in accordance with SEC rules. The fair values of stock option and AOLTIP awards were determined using a Black-Scholes option-pricing model with assumptions applicable to each valuation date. The fair values of performance-based LTIP awards were determined using a Monte Carlo simulation analysis. The fair value of time-based LTIP awards were based on the Company’s closing stock price on each valuation date. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year.

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COMPENSATION OF EXECUTIVE OFFICERS

Relationship between Company CAP and TSR

The graphs below illustrate the relationship between CAP and our TSR for the PEO (top) and Average Other NEOs (bottom) for each of the past three fiscal years. SCT total compensation is also shown for reference.

CEO CAP & TSR
$150
$125
$100
$75
$50
$25
$-
TSR
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
SCT Total Compensation or CAP ($ mil.)
$9.3
$3.9
$9.7
$6.6
$9.3
$8.0
$68
$65
$48
Dec 31 2019
FY2020
Dec 31 2020
FY2021
Dec 31 2021
FY2022
Dec 31 2022
CEO SCT
CEO CAP
PGRE TSR

Average Other NEOs CAP & TSR
TSR
SCT Total Compensation or CAP ($ mil.)
150
125
100
75
50
25
0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$100
$68
$65
$48
$2.5
$1.1
$3.5
$3.0
$3.0
$2.2
Dec 31 2019
FY2020
Dec 31 2020
FY2021
Dec 31 2021
FY2022
Dec 31 2022
Avg. Other NEOs SCT
Avg. Other NEOs CAP
PGRE TSR

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COMPENSATION OF EXECUTIVE OFFICERS

Relationship between CAP, Net Income, and NOI

The graph below illustrates the relationship between the CAP values for the PEO and Average Other NEOs and our Net Income (Loss) and NOI. Net Income (Loss) is not used as a metric in our annual or long-term incentive plans, and NOI is used in our long-term incentive plan.

CAP vs NOI and Net Loss
$600
$500
$400
$300
$200
$100
$0
-$100
Net Income / NOI ($ millions)
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
($2.0)
Compensation Actually Paid ($ millions)
$404.7
$3.9
$1.1
$(24.7)
$383.8
$6.6
$3.0
$(20.4)
$8.0
$397.1
$2.2
$(36.4)
FY2020
FY2021
FY2022
CEO CAP
Avg. Other NEOs CAP
NOI
Net Loss

Relationship between the Company’s TSR and Peer Group TSR

The graph below illustrates the relationship between our three-year cumulative TSR and that of the MSCI US REIT/Office REIT Index, which is the “Peer Group” used in the pay-versus-performance table above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of shares of our common stock and units in our operating partnership as of March 1, 2023, with respect to:

●	each of our directors;
●	each of our NEOs;
●	each person known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock or the outstanding shares of our common stock and units in our operating partnership; and
●	all of our directors and executive officers as a group.

Beneficial ownership of shares and units is determined under rules of the SEC and generally includes any shares or units, as applicable, over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock and units in our operating partnership shown as beneficially owned by them. Shares of our common stock and units in our operating partnership that a person has the right to acquire within 60 days of March 1, 2023 are deemed to be outstanding and beneficially owned by the person having the right to acquire such shares or units for purposes of the table below, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

As of March 1, 2023, there were 216,933,532 shares of our common stock outstanding and 15,492,808 units of our operating partnership outstanding, consisting of 11,740,292 common operating partnership units and 3,752,516 LTIP units (excluding 5,933,697 unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of the designated performance objectives).

Unless otherwise indicated, all shares and units are owned directly. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1633 Broadway, Suite 1801, New York, NY 10019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Common Stock		Common Stock and Units
Executive	Number of Shares Beneficially Owned(1)	Percentage of All Shares(2)	Number of Shares and Units Beneficially Owned(1)	Percentage of All Shares and Units(2)
5% Stockholders
The Otto Family Group(3)	33,558,950	15.5%	33,823,683	14.6%
BlackRock(4)	27,644,295	12.7%	27,644,295	11.9%
The Vanguard Group(5)	27,118,564	12.5%	27,118,564	11.7%
Norges Bank (The Central Bank of Norway) (6)	18,378,272	8.5%	18,378,272	7.9%
Alexander Otto(7)	14,145,495	6.5%	14,145,495	6.1%
Katharina Otto-Bernstein(8)	12,274,852	5.7%	12,539,585	5.4%

Executive Officers and Directors
Albert Behler(9)	1,637,127	*	11,240,057	4.8%
Wilbur Paes(10)	110,000	*	1,672,963	*
Peter Brindley(11)	-	*	975,842	*
Gage Johnson(12)	21,378	*	413,671	*
Thomas Armbrust(13)	232,853	*	232,853	*
Martin Bussmann(14)	-	*	51,349	*
Karin Klein(15)	-	*	68,349	*
Peter Linneman(16)	30,000	*	116,800	*
Katharina Otto-Bernstein(8)	12,274,852	5.7%	12,539,585	5.4%
Mark Patterson(17)	-	*	54,958	*
Hitoshi Saito(18)	13,857	*	13,857	*
Paulo Sutter	-	*	-	*
Greg Wright(19)	-	*	39,800	*
All directors and executive officers as a group (14 persons)(20)	14,320,067	6.6%	27,633,758	11.7%
(*)	Represents less than 1.0%
(1)	“Number of shares beneficially owned” includes shares of common stock that may be acquired by exercising stock options within 60 days of March 1, 2023 but does not include shares of common stock that may be acquired by redeeming common units in the operating partnership. “Number of shares and units beneficially owned” includes all shares included in the column titled “Number of shares beneficially owned” plus shares of common stock that may be acquired by redeeming common units in the operating partnership assuming that (i) all outstanding common units in the operating partnership are immediately redeemable/exchangeable, (ii) all outstanding LTIP units have vested in full and have been converted into an equal number of common units in the operating partnership (excluding unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of designated performance objectives), (iii) common units that may be acquired by converting outstanding AOLTIP units that are convertible within 60 days of March 1, 2023 and (iv) all common units in the operating partnership have been exchanged for shares of common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)	As of March 1, 2023, 216,933,532 shares of common stock, 11,740,292 common units in the operating partnership and 3,752,516 LTIP units were outstanding (excluding 5,933,697 unvested performance-based LTIP units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of designated performance objectives). To compute the percentage of outstanding shares of common stock held by each person and unless otherwise noted, any share of common stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of March 1, 2023 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of outstanding shares of common stock and units held by each person is calculated in the same manner as the percentage of outstanding shares of common stock, except that in performing this calculation we assume that: (i) any common units which such person has the right to acquire pursuant to the conversion of AOLTIP units convertible within 60 days of March 1, 2023 is deemed to be outstanding, (ii) all outstanding LTIP units held by all persons have vested in full and have been converted into an equal number of common units in the operating partnership, and (iii) all common units in the operating partnership held by all persons, other than us, have been exchanged for shares of common stock.
(3)	Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA Vermögensverwaltungsgesellschaft m.b.H., a German limited liability company (“AROSA”), Alexander Otto, the sole stockholder of AROSA, Katharina Otto-Bernstein and Maren Otto. Represents the shares beneficially owned by Maren Otto and her two children, Alexander Otto and Katharina Otto-Bernstein. Maren Otto has sole voting and sole dispositive power over 7,138,603 of these shares of common stock. For the number of these shares beneficially owned by each of Alexander Otto and Katharina Otto-Bernstein refer to footnotes (7) and (8), respectively. The address for AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(4)	Based on information provided on a Schedule 13G/A filed with the SEC on January 23, 2023 by Blackrock, Inc. BlackRock, Inc. reported sole voting power with respect to 25,923,051 shares and sole dispositive power with respect to 27,644,295 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)	Based on information provided on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group. The Vanguard Group reported that they did not have any shares with sole voting power and reported shared voting power with respect to 310,728 shares, sole dispositive power with respect to 26,647,842 shares and shared dispositive power with respect to 470,722 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(6)	Based on information provided on a Schedule 13G/A filed with the SEC on February 14, 2023 by Norges Bank. Norges Bank reported sole voting and dispositive power with respect to 18,378,272 shares. The address for Norges Bank is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.
(7)	Based on information provided on a Form 4 filed with the SEC on November 27, 2019 by Alexander Otto. Includes 13,656,206 shares of common stock held directly by Alexander Otto and 489,289 shares of common stock held by AROSA, an entity wholly-owned by Alexander Otto. Alexander Otto has sole voting and sole dispositive power over each of these shares of common stock. The address for Alexander Otto and AROSA is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(8)	Based in part on information provided on Form 4s filed with the SEC by Katharina Otto-Bernstein on November 27, 2019, March 13, 2020, May 19, 2020 and August 2, 2022. Katharina Otto-Bernstein has sole voting and sole dispositive power over each of these shares of common stock. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 13,857 LTIP units, which are subject to vesting. The address for Katharina Otto-Bernstein is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.
(9)	Includes 1,345,315 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 6,159,239 common units (of which 401,245 common units are held by entities that are wholly owned by Albert Behler), 691,561 LTIP units (of which 479,353 LTIP units are subject to vesting) and 2,752,130 common units underlying convertible AOLTIP units.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(10)	Includes 100,000 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 570,001 common units, 703,153 LTIP units (of which 617,412 LTIP units are subject to vesting), and 289,809 common units underlying convertible AOLTIP units.
(11)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 372,053 common units, 461,416 LTIP units (of which 391,629 LTIP units are subject to vesting) and 142,373 common units underlying convertible AOLTIP units.
(12)	Includes 21,378 shares of common stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 222,302 common units, 123,276 LTIP units (of which 80,922 LTIP units are subject to vesting) and 46,715 common units underlying convertible AOLTIP units.
(13)	Includes 13,857 shares of restricted stock, which are subject to vesting.
(14)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 13,857 LTIP units, which are subject to vesting.
(15)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 13,857 LTIP units, which are subject to vesting.
(16)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 13,857 LTIP units, which are subject to vesting and 7,518 common units held jointly by Peter Linneman and his spouse, with respect to which Dr. Linneman has shared voting and dispositive power.
(17)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 13,857 LTIP units, which are subject to vesting.
(18)	Includes 13,857 shares of restricted stock, which are subject to vesting.
(19)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 13,857 LTIP units, which are subject to vesting.
(20)	Includes 1,446,693 shares of common stock underlying exercisable stock options and 27,714 shares of restricted stock, which are subject to vesting. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,847,826 common units, 2,209,319 LTIP units (of which 1,707,093 LTIP units are subject to vesting) and 3,256,546 common units underlying convertible AOLTIP units.

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PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At the 2022 annual meeting of stockholders which was held on May 12, 2022, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of the Board. The Board considered the voting results with respect to the frequency proposal as well as other factors, and intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year consistent with the results of last year’s required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers.

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board unanimously recommends a vote “FOR” this resolution.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte & Touche LLP to the stockholders for ratification at the 2023 annual meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation in 2014 and is considered by our management to be well-qualified. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

A majority of all of the votes cast with respect to this proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Abstentions and broker non-votes will have no effect on this proposal.

Fee Disclosure

The following is a summary of the fees billed by the Deloitte Entities for professional services rendered to us for the fiscal years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees	$ 1,041,000	$ 939,800
Audit-Related Fees	1,504,000	1,386,000
Tax Fees	1,169,000	11,653
Total	$ 3,714,000	$ 2,337,453

Audit Fees

“Audit Fees” include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Deloitte & Touche LLP to be named in our registration statements and to the use of their audit report in the registration statements.

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Audit-Related Fees

“Audit-Related Fees” refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

“Tax Fees” refers to fees and related expenses for professional services provided by Deloitte Entities for tax compliance, tax advice and tax planning.

All Other Fees

“All Other Fees” refers to fees and related expenses for products and services other than services described above.

Our Audit Committee considers whether the provision by Deloitte Entities of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Deloitte & Touche LLP’s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

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AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of Paramount Group, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2022 as follows:

1.	the Audit Committee has reviewed and discussed with management the audited financial statements of Paramount Group, Inc. for the fiscal year ended December 31, 2022;
2.	the Audit Committee has discussed with representatives of Deloitte & Touche LLP the matters required to be discussed with them by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
3.	the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Submitted by our Audit Committee

Peter Linneman (Chairman)

Karin Klein

Paula Sutter

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreements

In connection with the formation transactions, we assumed certain management agreements of our predecessor pursuant to which we provide property management, leasing, reporting or other services for certain properties or business entities owned by members of the Otto family, including the Commercial National Bank Building, which is 100% indirectly owned by Maren Otto, Katharina Otto-Bernstein and Alexander Otto. Pursuant to the Commercial National Bank Building property management agreement, we receive (i) property management fees of 3.0% of the property’s annual gross revenue; (ii) construction service fees of 3.0% of certain costs, tenant improvements and tenant allowances; and (iii) disposition fees of 0.50% of the gross consideration paid in connection with a disposition of the property. During 2022, we received fees of $1,322,000 pursuant to these agreements, including $849,000 from the agreement relating to property management, construction and leasing for the Commercial National Bank Building. The property management agreement automatically renews for annual terms unless terminated by either party by giving three months written notice to the other before the end of any calendar year. The other management agreements automatically renew for annual terms unless terminated by either party by giving thirty days written notice to the other before the end of any calendar year.

1633 Broadway and 1325 Avenue of the Americas Leases

Our predecessor leased 3,330 square feet of space in 1633 Broadway to ParkProperty at an annual base rent of $57.00 per square foot, with five months of free rent and no tenant improvement allowance. We believe that the terms of this lease, at the time it was signed, were at least as favorable to us as the terms we could have obtained from a third party in an arm’s length transaction for the lease of this space. In December 2022, upon expiration of this lease, the Company and ParkProperty entered into a lease of approximately 4,233 square feet of office space at 1325 Avenue of the Americas for a five year term commencing on December 1, 2022 and ending on November 30, 2027, at an initial fixed rate of $65.00 per square foot with seven months of free rent and no tenant improvement allowance, with the rental rate to be adjusted at market during any renewal term. For the year ended December 31, 2022, we recognized $220,000 of rental income from the combination of these two leases.

Mannheim Lease

Dr. Martin Bussmann (a member of our Board of Directors) was, through mid-December 2022, also a trustee and a director of Mannheim Trust, a subsidiary of which, Mannheim LLC, leases 5,593 square feet at 712 Fifth Avenue, our 50.0% owned unconsolidated joint venture. In December 2022, the joint venture amended the lease, reducing it to 3,127 square feet, and extending it for an additional term of two years and two months commencing on May 1, 2023 and ending on June 30, 2025, at an annual rate for base rent of $76.00 per square foot, with two months of free rent and no tenant improvements allowance or landlord work other than cleaning and repainting. The Mannheim Trust is for the benefit of Dr. Bussmann’s children. For the year ended December 31, 2022, we recognized $364,000 for our share of rental income from this lease.

HT Consulting GmbH

We have engaged HT Consulting GmbH (formerly Hamburg Trust Consulting HTC GmbH) (“HTC”), a licensed broker in Germany, to supervise selling efforts for our joint ventures and private equity real estate funds (or investments in feeder vehicles for these funds) to investors in Germany. Pursuant to this engagement, which was begun by our predecessor, we have agreed to pay HTC for the costs incurred plus a mark-up of 10%. HTC is 100% owned by Albert Behler, our Chairman, Chief Executive Officer and President. We incurred $713,000 for fees and expense reimbursements due to HTC for the services it provided during 2022.

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Waiver of Ownership Limit

Our charter prohibits any person or entity from actually or constructively owning shares in excess of 6.50% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or in excess of 6.50% in value of the aggregate of the outstanding shares of all classes and series of our stock. In connection with our initial public offering, we granted a waiver from this ownership limit to the Otto family which was initially at 22.0% of our outstanding common stock in the aggregate and which as of March 18, 2019 was at 17.47% of our outstanding common stock in the aggregate. In connection with the amendment and restatement of our charter approved at our 2019 annual meeting of stockholders, our Board approved an amendment of the Otto family waiver to increase the ownership limit from 17.47% to 21.0%.

Review and Approval of Future Transactions with Related Persons

Our Board has adopted a Related Person Transaction Approval and Disclosure Policy, included as part of our Corporate Governance Guidelines, for the review, approval or ratification of any related person transaction. This policy provides that all related person transactions must be reviewed and approved by a majority of the independent and disinterested directors on our Board reasonably in advance of us or any of our subsidiaries entering into the transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. This policy was followed for all of the applicable related person transactions described above for which there was new activity during the 2022 fiscal year.

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OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Director Nominations for Inclusion in our 2024 Proxy Materials (Proxy Access)

The proxy access provision of our bylaws permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the number of members then serving on our Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Assuming that our 2024 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2023 annual meeting, we must receive your notice of a proxy access nomination for the 2024 annual meeting no earlier than November 8, 2023, and no later than 5:00 p.m., New York time, on December 8, 2023.

Stockholder Proposals

Stockholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2024 annual meeting must submit their proposals to our Corporate Secretary on or before December 8, 2023.

Apart from the SEC’s Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Gage Johnson, Secretary, at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

●	not earlier than the 150th day nor later than 5:00 p.m., New York time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or
●	not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., New York time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

Assuming that our 2024 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2023 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2024 annual meeting no earlier than November 8, 2023 and no later than 5:00 p.m., New York time, on December 8, 2023.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC's universal proxy rules, stockholders who intend to solicit their proxies in support of director nominees other than our Company's nominees must set forth in their notice the information required by Rule 14a-19 under the Exchange Act.

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OTHER MATTERS

Attendance at the Meeting

All stockholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership or do not arrive at least 20 minutes in advance, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted and should plan to arrive no later than 20 minutes prior to the scheduled time to allow the Inspector of Elections or his designee to check your credentials. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. The Company reserves its right to not seat any stockholder, proxy or other attendee who did not arrive 20 minutes in advance and is not seated 10 minutes prior to the scheduled start of the meeting with social distancing protocols and local health laws to be followed.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 237-3100.

Meeting Contingency Plans

Since becoming a public company, our intention has always been to hold our annual meetings in person. In the event it is not possible, or we deem it inadvisable to hold the annual meeting in person or at the originally scheduled time and location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication.

Please monitor our website at www.pgre.com for updated information. If we decide to hold the meeting solely by means of remote communication, you will be able to attend our annual meeting through a link at this location on our website using your control number, which is included in the proxy card sent to you or, if you are a beneficial owner who did not receive such number, may be obtained upon request to the broker, bank, or other nominee that holds your shares. As always, we strongly encourage you to vote your shares by proxy prior to the annual meeting.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

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OTHER MATTERS

By Order of our Board of Directors

Gage Johnson

Senior Vice President, General Counsel and Secretary

New York, New York

April 6, 2023

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V00434-P86083 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! PARAMOUNT GROUP, INC. 1633 BROADWAY, SUITE 1801 NEW YORK, NY 10019 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw PARAMOUNT GROUP, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Albert Behler 1e. Peter Linneman 1b. Thomas Armbrust 1c. Martin Bussmann 1i. Paula Sutter 1j. Greg Wright 1d. Karin Klein 1g. Mark Patterson 1h. Hitoshi Saito 1f. Katharina Otto-Bernstein NOTE: The proxies are also authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. The undersigned hereby acknowledge(s) receipt of a copy of the Notice of the 2023 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders, and revoke(s) any proxy or proxies heretofore given with respect to the 2023 Annual Meeting. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR all nominees listed: 2. Approval, on a non-binding advisory basis, of our named executive officer compensation. 3. Ratification of the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! !

V00435-P86083 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Do not mail your proxy card if you vote by telephone or Internet. PARAMOUNT GROUP, INC. Annual Meeting of Stockholders To be Held on May 18, 2023 This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Albert Behler and Wilbur Paes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Paramount Group, Inc. held of record by the undersigned on March 28, 2023, at the Annual Meeting of Stockholders to be held at 10:00 a.m., ET on May 18, 2023, at The Whitby Hotel, 18 West 56th Street, New York, NY, and any adjournment or postponement thereof. Note: It is possible that the originally scheduled time, day and/or location of the Annual Meeting of Stockholders may be changed. This proxy will remain valid regardless of any such changes. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "For" all nominees for director, "For" the approval, on a non-binding advisory basis, of our named executive officer compensation, and "For" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Continued and to be signed on reverse side